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Filed Pursuant to Rule 424(b)(5)
Registration File No. 333-183686

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee(1)

4.45% Senior Notes due 2043	$250,000,000	99.344%	$248,360,000	$33,876

Guarantees of 4.45% Senior Notes due 2043(2)	-	-	-	-

(1)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933. The registrants are carrying forward $142,785.93 of unused filing fees previously paid by Aon plc with respect to unsold securities registered pursuant to Registration Statement No. 333-178991, which was initially filed by Aon plc (under its prior name, Aon Global Limited) on January 13, 2012. Pursuant to Rule 457(p) under the Securities Act of 1933, the registrants are offsetting such amount that has already been paid against the $33,876 registration fee relating to the securities offered by this prospectus supplement.

(2)
Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable with respect to the guarantees of the 4.45% Senior Notes due 2043.

Prospectus Supplement
(To Prospectus Dated August 31, 2012)

$250,000,000

Aon plc
4.45% Senior Notes due 2043
With a full and unconditional guarantee as to payment of
principal and interest by Aon Corporation

         Aon plc is offering $250,000,000 aggregate principal amount of 4.45% senior notes due 2043 (the "Notes"). The Notes will mature on May 24, 2043. Aon plc will pay interest on the Notes on each May 24 and November 24, commencing on November 24, 2013. Aon plc may redeem all of the Notes at any time, and some of the Notes from time to time, at the redemption prices set forth in this prospectus supplement under "Description of the Securities—Optional Redemption." We may also redeem all of the Notes at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest, if any, to the redemption date in the event of certain changes in respect of withholding taxes applicable to the Notes and Guarantee, as described in this prospectus supplement under "Description of the Securities—Optional Tax Redemption."

         The Notes will be fully and unconditionally guaranteed by Aon Corporation ("Aon Delaware") (the "Guarantee" and, together with the Notes, the "Securities").

         The Notes will be Aon plc's general unsecured and unsubordinated obligations and will rank equally with each other and with all of Aon plc's other present and future unsecured and unsubordinated obligations. The Notes will not have the benefit of all of the covenants applicable to some of Aon plc's existing unsecured senior debt. The Notes will be effectively subordinated to any secured debt Aon plc may have or incur in the future to the extent of the value of the assets securing such indebtedness. The Notes will be structurally subordinated to the debt and all other obligations of Aon plc's subsidiaries (though you may have a direct claim as to Aon Delaware by virtue of its obligations with respect to the Guarantee).

         The Guarantee will be a general unsecured and unsubordinated obligation of Aon Delaware and will rank equally with all of Aon Delaware's other present and future unsecured and unsubordinated obligations. The Guarantee will not have the benefit of all of the covenants applicable to some of Aon Delaware's existing unsecured senior debt. The Guarantee will be effectively subordinated to any secured debt Aon Delaware may have or incur in the future to the extent of the value of the assets securing such indebtedness. The Guarantee will be structurally subordinated to the debt and all other obligations of Aon Delaware's subsidiaries.

         Investing in the Securities involves a high degree of risk. See "Risk Factors" beginning on page S-11 of this prospectus supplement.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public offering price	99.344%	$248,360,000
Underwriting discount	0.875%	$2,187,500
Proceeds to us (before expenses)	98.469%	$246,172,500

         Interest on the Notes will accrue from May 24, 2013.

         We intend to list the Notes on the New York Stock Exchange or another "recognized stock exchange" for purposes of Section 1005 of the U.K. Income Tax Act 2007.

         The underwriters expect to deliver the Securities for purchase on or about May 24, 2013, in book-entry form through the facilities of The Depository Trust Company and its participants, including Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V.

Joint Book-Running Managers

Morgan Stanley	Goldman, Sachs & Co.

Co-Managers

Aon Benfield Securities, Inc.	BofA Merrill Lynch	Barclays
Deutsche Bank Securities	J.P. Morgan	UBS Investment Bank

Loop Capital Markets	The Williams Capital Group, L.P.

The date of this prospectus supplement is May 21, 2013.

Prospectus Supplement

Prospectus

        Neither we nor the underwriters have authorized anyone to provide any information other than that which is contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the underwriters take any responsibility for, or provide any assurance as to, the reliability of any other information that others may give you. No offer to sell these Securities is being made in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus or any document incorporated by reference is accurate as of the date of the document in which the information appears. Our business, financial condition, results of operations and prospects may change after any of such dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference and the additional information described below under the heading "Where You Can Find More Information."

        If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Except as so modified or superseded, any statement so modified or superseded will not be deemed to constitute a part of this prospectus supplement. See "Incorporation of Certain Documents by Reference" in this prospectus supplement.

        In this prospectus supplement, we use the terms "Aon plc" or the "Issuer" to refer to Aon plc (not including its subsidiaries), and the terms "Aon," "we," "us" and "our" and similar terms to refer to Aon plc and its subsidiaries (including Aon Delaware), unless the context otherwise requires and except as otherwise described below. We use the terms "Aon Delaware" or the "Guarantor" to refer to Aon Corporation, our wholly-owned subsidiary and the guarantor of the Notes. On April 2, 2012, we completed the reorganization of the corporate structure of the group of companies controlled by Aon Delaware, Aon plc's predecessor as the ultimate holding company of the Aon group. In this prospectus supplement, we refer to this transaction as the "Redomestication." Any references in this prospectus supplement to "Aon," "we," "us" and "our" or any similar references relating to dates or periods before the Redomestication refer to Aon Delaware and its subsidiaries or, if the context so requires, Aon Delaware alone.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance with the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Our SEC file number is 001-07933. You can read and copy this information at the following location of the SEC:

Public Reference Room
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

        You can also obtain copies of these materials from this public reference room, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on its public reference room. The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, including us, who file electronically with the SEC. The address of that site is www.sec.gov.

        This prospectus supplement and the accompanying prospectus, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus supplement, the accompanying prospectus or any documents incorporated by reference in this prospectus supplement or the accompanying prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and any documents incorporated by reference into this prospectus supplement or the accompanying prospectus contain certain statements related to future results, or states our intentions, beliefs and expectations or predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations or forecasts of future events. They use words such as "anticipate," "believe," "estimate," "expect," "forecast," "project," "intend," "plan," "potential," and other similar terms, and future or conditional tense verbs like "could," "may," "might," "should," "will" and "would." You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. For example, we may use forward-looking statements when addressing topics such as: market and industry conditions, including competitive and pricing trends; changes in our business strategies and methods of generating revenue; the development and performance of our services and products; changes in the composition or level of our revenues; our cost structure and the outcome of cost-saving or restructuring initiatives; the outcome of contingencies; dividend policy; the expected impact of acquisitions and dispositions; pension obligations; cash flow and liquidity; future actions by regulators; and the impact of changes in accounting rules. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include:

  •
  general economic conditions in different countries in which we do business around the world, including conditions in the European Union relating to sovereign debt and the continued viability of the Euro;

  •
  changes in the competitive environment;

  •
  changes in global equity and fixed income markets that could influence the return on invested assets;

  •
  changes in the funding status of our various defined benefit pension plans and the impact of any increased pension funding resulting from those changes;

  •
  rating agency actions that could affect our ability to borrow funds;

  •
  fluctuations in exchange and interest rates that could impact revenue and expense;

  •
  the impact of class actions and individual lawsuits including client class actions, securities class actions, derivative actions and ERISA class actions;

  •
  the impact of any investigations brought by regulatory authorities in the United States (the "U.S."), the United Kingdom (the "U.K.") and other countries;

  •
  the cost of resolution of other contingent liabilities and loss contingencies, including potential liabilities arising from errors and omission claims against us;

  •
  failure to retain and attract qualified personnel;

  •
  the impact of, and potential challenges in complying with, legislation and regulation in the jurisdictions in which we operate, particularly given the global scope of our business and the possibility of conflicting regulatory requirements across jurisdictions in which we do business;

  •
  the effect of the Redomestication on our operations and financial results, including the reaction of our clients, employees and other constituents, the effect of compliance with applicable U.K. regulatory regimes or the failure to realize some or all of the anticipated benefits;

  •
  the extent to which we retain existing clients and attract new businesses and our ability to incentivize and retain key employees;

  •
  the extent to which we manage certain risks created in connection with the various services, including fiduciary and advisory services, among others, that we currently provide, or will provide in the future, to clients;

  •
  the possibility that the expected efficiencies and cost savings from the acquisition of Hewitt will not be realized, or will not be realized within the expected time period;

  •
  the risk that the Hewitt businesses will not be integrated successfully;

  •
  our ability to implement restructuring initiatives and other initiatives intended to yield cost savings, and the ability to achieve those cost savings;

  •
  the potential of a system or network disruption resulting in operational interruption or improper disclosure of personal data;

  •
  any inquiries relating to compliance with the U.S. Foreign Corrupt Practices Act and non-U.S. anti-corruption laws and with U.S. and non-U.S. trade sanctions regimes; and

  •
  our ability to grow and develop companies that we acquire or new lines of business.

        Any or all of these forward-looking statements may turn out to be inaccurate, and there are no guarantees about our performance. The factors identified above are not exhaustive. We and our subsidiaries operate in a dynamic business environment in which new risks emerge frequently. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. We are under no obligation (and expressly disclaim any obligation) to update or alter any forward-looking statement that we may make from time to time, whether as a result of new information, future events or otherwise. Further information about factors that could materially affect Aon, including our results of operations and financial condition, is contained in the "Risk Factors" section in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2012 as filed with the SEC.

SUMMARY

        This summary highlights certain information about Aon plc, Aon Delaware and the offering of the Securities. This summary does not contain all the information that may be important to you. You should carefully read this entire prospectus supplement, the accompanying prospectus and those documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risk factors and the financial statements and related notes thereto, before making an investment decision.

 Aon plc

        We are a preeminent professional service firm, focused on the topics of risk and people. We are the leading global provider of risk management services, insurance and reinsurance brokerage, and human resource consulting and outsourcing, delivering distinctive client value via innovative and effective risk management and workforce productivity solutions. We serve clients through two operating segments, Risk Solutions and HR Solutions. Risk Solutions acts as an advisor and insurance and reinsurance broker, helping clients manage their risks via consultation, as well as negotiation and placement of insurance risk with insurance carriers through our global distribution network. HR Solutions partners with organizations to solve their most complex benefits, talent and related financial challenges, and improve business performance by designing, implementing, communicating and administering a wide range of human capital, retirement, investment management, health care, compensation and talent management strategies. As of March 31, 2013, we had approximately 66,000 employees and conducted our operations through various subsidiaries in more than 120 countries and sovereignties.

        Our principal executive offices are located at 8 Devonshire Square, London, England EC2M 4PL. Our telephone number is +44 20 7623 5500.

Aon Delaware

        Aon Delaware is a wholly-owned Delaware subsidiary of Aon Holdings LLC, which is a wholly-owned direct Delaware subsidiary of Aon plc. Prior to the Redomestication, Aon Delaware was the ultimate holding company for the Aon group. See "Where You Can Find More Information."

        Aon Delaware's principal executive offices are located at 200 East Randolph Street, Chicago, Illinois 60601, and its telephone number is (312) 381-1000.

 Offering Summary

        The following is a summary of some of the terms of this offering. For a more complete description of the terms of the Securities, please refer to "Description of the Securities" in this prospectus supplement and "Description of Debt Securities and Guarantees" in the accompanying prospectus.

Issuer	Aon plc.
Notes Offered	$250,000,000 aggregate principal amount of 4.45% Senior Notes due 2043.
Maturity Date	May 24, 2043.
Interest Rate	The Notes will bear interest from and including May 24, 2013 at the rate of 4.45% per annum, payable semiannually in arrears.
Interest Payment Dates	Interest on the Notes will be payable in arrears on each May 24 and November 24, commencing on November 24, 2013.
Guarantor	Aon Delaware.
Guarantee	The Notes will be fully and unconditionally guaranteed by Aon Delaware.
Ranking of the Securities
The Notes are unsecured obligations of Aon plc and will rank equally in right of payment with all of Aon plc's other existing and future senior unsecured indebtedness. The Notes will be effectively subordinated to all of the existing and future secured indebtedness of Aon plc to the extent of the value of the assets securing such indebtedness. As of March 31, 2013, Aon plc had no secured indebtedness for borrowed money. The Notes will be structurally subordinated to all of the existing and future secured and unsecured indebtedness and other liabilities of Aon plc's subsidiaries (though you may have a direct claim as to Aon Delaware by virtue of its obligations with respect to the Notes). As of March 31, 2013, Aon plc's subsidiaries (other than Aon Delaware) had approximately $5.1 billion of outstanding indebtedness and other liabilities, including trade payables, pension and other post-employment liabilities, other current and non-current liabilities, but excluding intercompany liabilities and fiduciary liabilities, constituting approximately 96% of Aon plc's total consolidated liabilities (other than those of Aon Delaware).

The Guarantee is an unsecured obligation of Aon Delaware and will rank equally in right of payment with all of Aon Delaware's other existing and future senior unsecured indebtedness. The Guarantee will be effectively subordinated to all of the existing and future secured indebtedness of Aon Delaware to the extent of the value of the assets securing such indebtedness. As of March 31, 2013, Aon Delaware had no secured indebtedness for borrowed money and had approximately $9.3 billion of consolidated outstanding indebtedness and other liabilities, including trade payables, pension and other post-employment liabilities, other current and non-current liabilities, but excluding intercompany liabilities and fiduciary liabilities. The Guarantee will be structurally subordinated to all of the existing and future secured and unsecured indebtedness and other liabilities of Aon Delaware's subsidiaries. As of March 31, 2013, Aon Delaware's subsidiaries had approximately $4.4 billion of outstanding indebtedness and other liabilities, including trade payables, pension and other post-employment liabilities, other current liabilities and non-current liabilities, but excluding intercompany liabilities and fiduciary liabilities, constituting approximately 47% of Aon Delaware's total consolidated liabilities.
Optional Redemption	Aon plc may at its option redeem all of the Notes at any time and some of the Notes from time to time, at a redemption price equal to the greater of:
• 100% of the principal amount of the Notes being redeemed; and

•

the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the redemption date), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined under "Description of the Securities—Optional Redemption"), plus 20 basis points.

plus, in either case, accrued and unpaid interest on the principal amount of the Notes being redeemed to but excluding the redemption date.

On or after February 24, 2043, Aon plc may redeem any or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest on the principal amount of the Notes being redeemed to but excluding the redemption date.
See "Description of the Securities—Optional Redemption."

Additional Amounts	Aon plc and Aon Delaware have agreed to pay additional amounts to the holders of Notes from time to time in the event any interest payment on the Notes or any payment made under the Guarantee is subject to withholding or deduction in respect of Taxes (as defined in "Description of the Securities—Payment of Additional Amounts"), subject to certain exceptions.
Optional Tax Redemption
In the event of certain changes in respect of Taxes applicable to the Notes or the Guarantee, Aon plc may redeem the Notes in whole, but not in part, at any time, at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest, if any, to the redemption date. See "Description of the Securities—Optional Tax Redemption."
Covenants
The indenture includes certain requirements that must be met if Aon plc or Aon Delaware consolidates with or merges into, or transfers or leases its assets substantially as an entirety to, another entity or person.
Use of Proceeds
We intend to use the net proceeds of this offering to repay commercial paper indebtedness and for general corporate purposes. See "Use of Proceeds." Certain of the underwriters or their affiliates may hold our commercial paper and, accordingly, may receive proceeds from this offering. See "Underwriting (Conflicts of Interest)—Conflicts of Interest; Other Relationships."
Listing
The Notes are a new issue of securities with no established trading market. Aon plc intends to list the Notes on the New York Stock Exchange ("NYSE") or another "recognized stock exchange" for purposes of Section 1005 of the U.K. Income Tax Act 2007.
Risk Factors	See "Risk Factors" beginning on page S-10 of this prospectus supplement for important information regarding us and an investment in the Securities.
Further Issuances
Aon plc may, from time to time, without the written consent of and without giving notice to holders of the Securities, create and issue additional notes having the same terms and conditions as the Notes in all respects (other than the issue date, issue price, and to the extent applicable, first date of interest accrual and first interest payment date of such notes). Those additional notes will be consolidated with and form a single series with the previously outstanding Notes; provided that if the additional notes are not fungible with the Notes for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number.

Conflicts of Interest	In addition, Aon Benfield Securities, Inc. is an indirect wholly owned subsidiary of Aon plc. This offering is subject to, and will be conducted in compliance with, the requirements of Rule 5121 of the Financial Institution Regulatory Authority ("FINRA") regarding a FINRA member firm distributing the securities of an affiliate.

Certain of the underwriters or their affiliates may hold our commercial paper and, accordingly, may receive proceeds from this offering. To the extent that any one underwriter, together with its affiliates, receives more than 5% of the net proceeds such underwriter would be deemed to have a "conflict of interest" with us in regard to this offering under FINRA Rule 5121. Accordingly, this offering will be made in compliance with the applicable provisions of FINRA Rule 5121.
Trustee	The Bank of New York Mellon Trust Company, N.A.
Governing Law	The Securities and the indenture will be governed by the laws of the State of New York.

Selected Historical Financial Data

        The following table sets forth the selected historical consolidated financial and operating data for Aon. The selected consolidated financial and operating data as of and for the years ended December 31, 2012, 2011 and 2010 have been derived from Aon's audited consolidated financial statements and related notes contained in its Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference into this prospectus supplement. The selected consolidated financial and operating data as of and for the three months ended March 31, 2013 and 2012 have been derived from Aon's unaudited condensed consolidated financial statements and related notes contained in Aon's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013, which is incorporated by reference into this prospectus supplement, except that the balance sheet data as of March 31, 2012 has been derived from Aon's unaudited condensed consolidated financial statements contained in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012, which has not been incorporated by reference in this prospectus supplement. The results for the three months ended March 31, 2013 and 2012 are not necessarily indicative of the results that may be expected for the entire fiscal year. Aon's unaudited interim financial statements reflect all adjustments that management of Aon considers necessary for fair presentation of the financial position and results of operations for such periods in accordance with United States generally accepted accounting principles, which we refer to as GAAP.

        Historical results are not necessarily indicative of the results that may be expected for any future period. This selected consolidated financial and operating data should be read in conjunction with Aon's audited consolidated financial statements, the notes related thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in Aon's Annual Report on Form 10-K for the year ended December 31, 2012 and Aon's unaudited consolidated financial statements, the notes related thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in Aon's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013. See "Incorporation of Certain Documents by Reference" in this prospectus supplement.

	Historical
	Three Months Ended March 31, 2013	Three Months Ended March 31, 2012	Year Ended December 31, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010
	(millions, except shareholders, employees and per share data)
Income Statement Data
Commissions, fees and other	$2,908	$2,829	$11,476	$11,235	$8,457
Fiduciary investment income	7	12	38	52	55

Total revenue	$2,915	$2,841	$11,514	$11,287	$8,512

Operating income	$410	$402	$1,596	$1,596	$1,244
Income from continuing operations	272	249	1,021	1,006	759
(Loss) Income from discontinued operations(1)	—	—	(1)	4	(27)
Net Income	$272	$249	$1,020	$1,010	$732
Less: Net income attributable to noncontrolling interests	11	11	27	31	26

Net income attributable to Aon shareholders	$261	$238	$993	$979	$706

Basic Net Income (Loss) Per Share Attributable to Aon Shareholders(2)
Continuing operations	$0.82	$0.72	$3.03	$2.91	$2.50
Discontinued operations	—	—	—	0.01	(0.09)
Net Income	$0.82	$0.72	$3.03	$2.92	$2.41

Diluted Net Income (Loss) Per Share Attributable to Aon Shareholders(2)
Continuing operations	$0.82	$0.71	$2.99	$2.86	$2.46
Discontinued operations	—	—	—	0.01	(0.09)
Net Income	$0.82	$0.71	$2.99	$2.87	$2.37

Balance Sheet Data
Fiduciary assets(3)	$12,224	$11,795	$12,214	$10,838	$10,063
Intangible assets including goodwill(4)	11,630	12,099	11,918	12,046	12,258
Total assets	30,029	30,271	30,486	29,552	28,982
Total debt	4,572	4,454	4,165	4,492	4,506
Total equity(5)	7,633	8,416	7,805	8,120	8,306
Class A Ordinary Shares and Other Data
Dividends paid per share	$0.16	$0.15	$0.62	$0.60	$0.60
Price range:
High	61.84	49.51	57.92	54.58	46.24
Low	55.30	45.58	45.04	39.68	35.10
At year-end
Market price	$61.50	$49.06	$55.61	$46.80	$46.01
Common shareholders	264	8,022	240	8,107	9,316
Shares outstanding	309.1	326.4	310.9	324.4	332.3
Number of employees	65,243	63,854	64,725	62,443	59,100

RISK FACTORS

        You should carefully consider the risks described below, the risks set forth in the accompanying prospectus and the other information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision. These risks include those set forth in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2012 as filed with the SEC, and include risks that could have a material adverse effect on our and Aon Delaware's financial condition, results of operations or cash flows and which could, in turn, impact our and Aon Delaware's ability to perform our respective obligations under the Securities.

        Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our or Aon Delaware's business operations. The events discussed in the risk factors below, or the risk factors in the accompanying prospectus or the documents incorporated by reference herein or therein, may occur. If they do, our or Aon Delaware's business, results of operations or financial condition could be materially adversely affected. In such an instance, the trading prices of our or Aon Delaware's securities, including the Notes, could decline and you might lose all or part of your investment.

Risks Related to the Notes

The Notes will be effectively subordinated to all of Aon plc's existing and future secured debt (to the extent of the value of the assets securing such indebtedness) and to the existing and future debt of Aon plc's subsidiaries (though you may have a direct claim as to Aon Delaware by virtue of its obligations with respect to the Guarantee), and the Guarantee will be effectively subordinated to all of Aon Delaware's existing and future secured debt (to the extent of the value of the assets securing such indebtedness) and to the existing and future debt of Aon Delaware's subsidiaries.

        The Notes are not secured by any of Aon plc's assets or the assets of its subsidiaries (including Aon Delaware), and the Guarantee is not secured by any of the assets of Aon Delaware or the assets of Aon Delaware's subsidiaries. As a result, the indebtedness represented by the Notes will effectively be subordinated to any secured indebtedness Aon plc or its subsidiaries may incur, and the indebtedness represented by the Guarantee will effectively be subordinated to any secured indebtedness Aon Delaware or its subsidiaries may incur, in each case to the extent of the value of the assets securing such indebtedness. As of March 31, 2013, neither Aon plc nor Aon Delaware had any secured indebtedness for borrowed money. As of March 31, 2013, Aon plc's subsidiaries (other than Aon Delaware) had approximately $5.1 billion of outstanding indebtedness and other liabilities, including trade payables, pensions and other post-employment liabilities, other current liabilities and non-current liabilities, but excluding intercompany liabilities and fiduciary liabilities and Aon Delaware's subsidiaries had approximately $4.4 billion of outstanding indebtedness and other liabilities, including trade payables, pensions and other post-employment liabilities, other current liabilities and non-current liabilities, but excluding intercompany liabilities and fiduciary liabilities. In the event of any distribution or payment of Aon plc's assets or those of Aon Delaware in any foreclosure, dissolution, winding up, liquidation or reorganization, or other bankruptcy proceeding, any secured creditors of Aon plc or of Aon Delaware, respectively, would have a superior claim to holders of the Notes to the extent of the value of their collateral. In the event of the dissolution, a winding up, liquidation or reorganization, or other bankruptcy proceeding of a subsidiary of Aon plc, creditors of that subsidiary would generally have the right to be paid in full before any distribution is made to Aon plc or you in respect of the Notes (except with respect to amounts payable by Aon Delaware under the Guarantee). In the event of a dissolution, winding up, liquidation or reorganization, or other bankruptcy proceeding of a subsidiary of Aon Delaware, creditors of that subsidiary would generally have the right to be paid in full before any distribution is made to Aon Delaware or to you in respect of the Guarantee. If any of the foregoing occur, we cannot assure you that there will be sufficient assets to pay amounts due on the Securities.

We need to maintain adequate liquidity in order to have sufficient cash to meet operating cash flow requirements, repay maturing debt and satisfy other obligations. If we fail to comply with the covenants contained in our various borrowing agreements, our or Aon Delaware's liquidity, results of operations and financial condition may be adversely affected.

        Our liquidity is a function of our ability to successfully generate cash flows from operations and improvement therein, access to capital markets and borrowings under our credit agreements. We believe our liquidity (including operating and other cash flows that we expect to generate) will be sufficient to meet operating requirements as they occur; however, our ability to maintain sufficient liquidity going forward depends on our ability to generate cash from operations and access to the capital markets and borrowings, all of which are subject to general economic, financial, competitive, legislative, regulatory and other market factors that are beyond our control.

        At March 31, 2013, we have a five-year $400 million unsecured revolving credit facility in the U.S. ("U.S. Facility"), which expires in 2017. The U.S. facility is for general corporate purposes, including commercial paper support. Additionally, we have a five-year €650 million ($836 million at March 31, 2013 exchange rates) multi-currency foreign credit facility ("Euro Facility") available, which expires in October 2015. At March 31, 2013, we had borrowings of $30 million outstanding under the Euro Facility. At March 31, 2013, we were compliant with the financial covenants contained in our U.S. and Euro Facilities. However, failure to comply with material provisions of our covenants in the credit facilities could result in a default under the credit agreements, rendering them unavailable to us and causing a material adverse effect on our or Aon Delaware's liquidity, results of operations and financial condition.

Certain of our financing agreements, including our credit facilities, contain various covenants that limit the discretion of our management in operating our business and could prevent us from engaging in certain potentially beneficial activities, and the violation of these covenants could result in an event of default. The Securities will not have the benefit of all of these covenants.

        The restrictive covenants in our financing agreements may impact how we operate our business and prevent us from engaging in certain potentially beneficial activities. For both our U.S. Facility and our Euro Facility, the two most significant covenants require us to maintain a ratio of consolidated EBITDA (earnings before interest, taxes, depreciation and amortization), adjusted for Hewitt-related transaction costs and up to $50 million in non-recurring cash charges ("Adjusted EBITDA"), to consolidated interest expense and a ratio of consolidated debt to Adjusted EBITDA. For both facilities, the ratio of Adjusted EBITDA to consolidated interest expense must be at least 4 to 1. For the Euro Facility, the ratio of consolidated debt to Adjusted EBITDA must not exceed 3 to 1. For the U.S. Facility, the ratio of consolidated debt to Adjusted EBITDA must not exceed the lower of (a) 3.25 to 1.00 or (b) the greater of (i) 3.00 to 1.00 or (ii) the lowest ratio of consolidated debt to Adjusted EBITDA then set forth in the Euro Facility or our $450,000,000 term loan facility. The indenture will not include similar covenants. Failure to comply with the covenants contained in our credit facilities or our other existing indebtedness could result in an event of default under the credit facilities or our other existing indebtedness that, if not cured or waived, could have a material adverse effect on our or Aon Delaware's business, financial condition and results of operations. In the event of certain defaults under our credit facilities or our other indebtedness, the lenders thereunder would not be required to lend any additional amounts to us and could elect to declare all borrowings outstanding, together with accrued and unpaid interest and fees, to be due and payable.

        If the indebtedness under our credit facilities or our other indebtedness, including the Securities, were to be accelerated, there can be no assurance that our assets would be sufficient to repay such indebtedness in full. See "Description of the Securities."

There will be no covenants in the indenture limiting our or Aon Delaware's ability to incur future indebtedness, pay dividends or transfer assets among our subsidiaries, and limited restrictions on our or Aon Delaware's ability to engage in other activities, which could adversely affect our or Aon Delaware's ability to pay our respective obligations under the Securities.

        The indenture will not contain any financial covenants. The indenture will permit us and our subsidiaries (including Aon Delaware) to incur additional debt, including secured debt. Because the Securities will be unsecured, in the event of any liquidation, dissolution, reorganization, bankruptcy or other similar proceeding regarding us or Aon Delaware, whether voluntary or involuntary, the holders of our or Aon Delaware's secured debt will be entitled to receive payment to the extent of the value of the assets securing that debt before we or Aon Delaware can make any payment with respect to the Securities. If any of the foregoing events occurs, we cannot assure you that we or Aon Delaware will have sufficient assets to pay amounts due on the Securities. As a result, you may receive a payment on the Securities that is less than that which you are entitled to receive or recover nothing if any liquidation, dissolution, reorganization, bankruptcy or other similar proceeding occurs.

        The indenture will not limit our, Aon Delaware or our respective subsidiaries' ability to issue or repurchase securities, pay dividends, incur intercompany liabilities or engage in transactions with affiliates. Our and Aon Delaware's ability to use funds for numerous purposes may limit the funds available to pay our or Aon Delaware's obligations under the Securities.

The Securities lack a developed public market.

        There can be no assurance regarding the future development of a market for the Securities or the ability of holders of the Securities to sell their Securities or the price at which such holders may be able to sell their Securities. If such a market were to develop, the Securities could trade at prices that may be higher or lower than the initial offering price depending on many factors, including, among other things, prevailing interest rates, our or Aon Delaware's operating results or financial condition and the market for similar securities. Underwriters, broker-dealers and agents that participate in the distribution of the Securities may make a market in the Securities as permitted by applicable laws and regulations but will have no obligation to do so, and any such market-making activities with respect to the Securities may be discontinued at any time without notice. Therefore, there can be no assurance as to the liquidity of any trading market for the Securities or that an active public market for the Securities will develop. See "Underwriting (Conflicts of Interest)." Aon plc intends to apply for listing of the Notes on the New York Stock Exchange or another "recognized stock exchange" for purposes of Section 1005 of the U.K. Income Tax Act 2007; however, there can be no assurance that the Notes will be so listed by the time the Notes are delivered to purchasers.

Our and Aon Delaware's credit ratings may not reflect all risks of an investment in the Securities.

        The credit ratings of the Securities may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the Securities. In addition, real or anticipated changes in our or Aon Delaware's credit ratings will generally affect any trading market for, or trading value of, the Securities.

USE OF PROCEEDS

        The net proceeds to us of this offering after deducting the underwriting discounts and estimated offering expenses payable by us, are expected to be approximately $245 million. We intend to use the net proceeds from this offering to repay commercial paper indebtedness and for general corporate purposes. All of our commercial paper has maturity of less than one year and interest rates ranging from 0.25% to 0.40%. Certain of the underwriters or their affiliates may hold our commercial paper and, accordingly, may receive proceeds from this offering. See "Underwriting (Conflicts of Interest)—Conflicts of Interest; Other Relationships."

 RATIO OF EARNINGS TO FIXED CHARGES

        Our ratios of earnings to fixed charges for each of the periods indicated are as follows:

	Three months ended March 31,(1)		Year ended December 31,(2)
	2013	2012	2012	2011	2010	2009	2008
Ratio of earnings to fixed charges	6.9	5.7	6.0	5.6	5.6	6.5	6.1

(1)
Refer to Exhibit 12.1 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 for the computation of these ratios.

(2)
Refer to Exhibit 12.1 of our Annual Report on Form 10-K for the year ended December 31, 2012 for the computation of these ratios.

 CAPITALIZATION

        The following table sets forth Aon plc's capitalization as of March 31, 2013, on an actual basis and on an as adjusted basis to give effect to this offering as if it had occurred on such date. You should read the data set forth in the table below in conjunction with "Summary—Selected Historical Financial Data" and "Use of Proceeds" appearing elsewhere in this prospectus supplement, as well as "Management's Discussion and Analysis of Financial Condition and Results of Operations," which is incorporated by reference into this prospectus supplement from our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013.

	As of March 31, 2013
	Actual	As Adjusted(1)(2)
	(Millions)
Cash and cash equivalents	$408	$408

Outstanding debt
2043 Notes offered hereby	—	250
3.50% senior notes due September 2015	600	600
3.125% senior notes due May 2016	500	500
4.25% senior notes due December 2042	256	256
5.00% senior notes due September 2020	600	600
6.25% senior notes due September 2040	300	300
Term loan facility due October 2013	371	371
6.25% EUR 500 debt securities due July 2014, including fair value hedge	643	643
8.205% junior subordinated deferrable interest debentures due January 2027	521	521
4.76% CAD senior unsecured debentures due March 2018	369	369
Other(1)	412	167

Total debt	4,572	4,577
Less short-term debt and current portion of long-term debt	802	557

Total long-term debt	3,770	4,020
Equity
Common stock—$0.01 nominal value Authorized: 750 shares (issued: 309.1)	3	3
Additional paid-in capital	4,507	4,507
Retained earnings	5,844	5,844
Treasury stock at cost	—	—
Accumulated other comprehensive loss	(2,775)	(2,775)

Total Aon Shareholders' Equity	7,579	7,579
Noncontrolling interests	54	54

Total Equity	7,633	7,633

Total capitalization	$12,205	$12,210

(1)
Repayment of commercial paper indebtedness takes into account expenses and discounts on issuances associated with this offering.
(2)
The "As Adjusted" column shows the effect on Aon's capitalization if all the net proceeds of the offering are used by us to repay commercial paper indebtedness.

DESCRIPTION OF THE SECURITIES

        The following description of the particular terms of the Securities offered by this prospectus supplement supplements, and to the extent inconsistent therewith, replaces the description of the general terms and provisions of the Securities set forth under the caption "Description of Debt Securities and Guarantees" in the accompanying prospectus. Terms used in this prospectus supplement that are otherwise not defined have the meanings given to them in the accompanying prospectus.

        Aon plc will issue $250,000,000 aggregate principal amount of 4.45% senior notes due 2043 (the "Notes") pursuant to an indenture to be dated May 24, 2013 among Aon plc, as issuer, Aon Delaware, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee (the "Trustee"). The following is a summary of the material provisions of the indenture. It does not include all of the provisions of the indenture. We urge you to read the indenture because it, not this description, defines your rights. The terms of the Notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"). A copy of the indenture may be obtained from the Issuer.

        Aon plc will issue the Notes in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Trustee will initially act as paying agent and registrar for the Notes. The Notes may be presented for registration of transfer and exchange at the offices of the registrar. Aon plc may change the paying agent and registrar without notice to holders of the Notes. It is expected that Aon plc will pay principal and interest (and premium, if any) on the Notes (and, as necessary, Aon Delaware will pay such amounts in relation to the Guarantee) at the Trustee's corporate office by wire transfer, if book-entry at DTC, or check mailed to the registered address of holders.

Principal, Maturity and Interest

        The Notes will mature on May 24, 2043. $250,000,000 in aggregate principal amount of Notes will be issued in this offering. After the issue date of the Notes, additional Notes ("Additional Notes") may be issued from time to time; provided, however, that if the Additional Notes are not fungible with the Notes for U.S. federal income tax purposes, the Additional Notes will have a separate CUSIP number. The Notes and any Additional Notes that are actually issued will be treated as a single class for all purposes, under the indenture, including, without limitation, as to waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of the indenture and this "Description of the Securities," references to the Notes include any Additional Notes actually issued.

        Interest on the Notes will accrue at the rate of 4.45% per annum and will be payable semi-annually in arrears in cash on each May 24 and November 24, commencing on November 24, 2013, to the persons who are registered holders at the close of business on the May 9 or November 9, as the case may be, immediately preceding the applicable interest payment date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance to but excluding the actual interest payment date.

        Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Optional Redemption

        Aon plc may at its option redeem all of the Notes at any time and some of the Notes from time to time, at a redemption price equal to the greater of:

          (i)  100% of the principal amount of the Notes being redeemed; and

         (ii)  the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the redemption date), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 20 basis points,

plus, in either case, accrued and unpaid interest on the principal amount of the Notes being redeemed to but excluding the redemption date.

        On or after February 24, 2043, Aon plc may redeem any or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest on the principal amount of the Notes being redeemed to but excluding the redemption date.

        Notwithstanding the foregoing, installments of interest on Notes being redeemed that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the Notes and the indenture.

        "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

        "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of three Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Quotation Agent is given fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

        "Quotation Agent" means the Reference Treasury Dealer appointed by us.

        "Reference Treasury Dealer" means each of Morgan Stanley & Co. LLC and Goldman, Sachs & Co. (or their respective affiliates that are primary U.S. government securities dealers in New York City, each of which we refer to as a Primary Treasury Dealer) and their respective successors and any other nationally recognized investment banking firm that is a Primary Treasury Dealer appointed from time to time by us; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, we will substitute therefor another Primary Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        Notice of any redemption described under "—Optional Redemption" will be mailed at least 30 days but not more than 90 days before the redemption date to each holder of the Notes to be redeemed. Unless we and Aon Delaware default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption. If less than all the Notes are to be redeemed, the Notes to be redeemed shall be selected by the Trustee using a method the Trustee deems to be appropriate and fair, and, if applicable, that is in accordance with the procedures of the Depository Trust Company.

Guarantee

        Under the Guarantee, Aon Delaware will fully and unconditionally guarantee the due and punctual payment of the principal, interest, premium (if any) and all other amounts due on the Notes when the Notes become due and payable, whether at maturity, pursuant to optional redemption, by acceleration or otherwise, in each case after any applicable grace periods or notice requirements, according to the terms of the Notes.

        The obligations of Aon Delaware under the Guarantee will be unconditional, regardless of the enforceability of the Notes, and will not be discharged until all obligations under the Notes and the indenture are satisfied. Holders of the Notes may proceed directly against Aon Delaware under the Guarantee if an event of default affecting the Notes occurs without first proceeding against Aon plc.

Ranking

        The Notes:

  •
  will be Aon plc's general unsecured obligation;

  •
  will be effectively subordinated to all of Aon plc's existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness;

  •
  will be structurally subordinated to the existing and future claims of creditors of Aon plc's subsidiaries (though you may have a direct claim as to Aon Delaware by virtue of its obligations with respect to the Guarantee);

  •
  will rank equally in right of payment with Aon plc's existing and future unsecured and unsubordinated indebtedness; and

  •
  will be senior in right of payment to any of Aon plc's existing and future subordinated indebtedness.

        The Guarantee:

  •
  will be Aon Delaware's general unsecured obligations;

  •
  will be effectively subordinated to all of Aon Delaware's existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness;

  •
  will be structurally subordinated to the existing and future claims of creditors of Aon Delaware's subsidiaries;

  •
  will rank equally in right of payment with Aon Delaware's existing and future unsecured and unsubordinated indebtedness; and

  •
  will be senior in right of payment to any of Aon Delaware's existing and future subordinated indebtedness.

        As noted above, the Notes will be structurally subordinated to all of Aon plc's subsidiaries' existing and future obligations (though you may have a direct claim as to Aon Delaware by virtue of its obligations with respect to the Guarantee). In addition, the Guarantee will be effectively subordinated to all of Aon Delaware's existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally subordinated to all of Aon Delaware's subsidiaries' existing and future obligations. See "Risk Factors—The Notes will be effectively subordinated to all of Aon plc's existing and future secured debt (to the extent of the value of the assets securing such indebtedness) and to the existing and future debt of Aon plc's subsidiaries (though you may have a direct claim as to Aon Delaware by virtue of its obligations with respect to the Guarantee), and the Guarantee will be effectively subordinated to all of Aon Delaware's existing and future secured debt (to the extent of the value of the assets securing such indebtedness) and to the existing and future debt of Aon Delaware's subsidiaries." As of March 31, 2013, Aon plc had no secured indebtedness for borrowed money and Aon plc's subsidiaries (excluding Aon Delaware) had approximately $5.1 billion of outstanding indebtedness and other liabilities, including trade payables, pension and other post employment liabilities, other current liabilities and non-current liabilities, but excluding intercompany liabilities and fiduciary liabilities, constituting approximately 96% of Aon plc's total consolidated liabilities (other than those of Aon Delaware). As of March 31, 2013, Aon Delaware had no secured indebtedness for borrowed money and had approximately $9.3 billion of consolidated outstanding indebtedness and other liabilities, including trade payables, pension and other post employment liabilities, other current liabilities and non-current liabilities, but excluding intercompany liabilities and fiduciary liabilities. As of March 31, 2013, Aon Delaware's subsidiaries had no secured indebtedness for borrowed money and had approximately $4.4 billion of outstanding indebtedness and other liabilities including trade payables, pension and other post employment liabilities, other current liabilities and non-current liabilities, but excluding intercompany liabilities and fiduciary liabilities, constituting approximately 47% of Aon Delaware's total consolidated liabilities.

Payment of Additional Amounts

        Payments made by Aon plc, Aon Delaware or a paying agent, as applicable, on the Notes or in respect of the Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future income, stamp or other tax, duty, levy, impost, assessment or other governmental charge of any nature whatsoever imposed or levied by or on behalf of the government of the jurisdiction in which Aon plc is organized (the "Home Country Jurisdiction"), of any territory of the Home Country Jurisdiction or by any authority or agency therein or thereof having the power to tax, which we refer to collectively as "Taxes," unless Aon plc, Aon Delaware or a paying agent is required to withhold or deduct Taxes by law.

        If Aon plc, Aon Delaware or a withholding agent is required to withhold or deduct any amount for or on account of Taxes from any payment made with respect to the Notes or the Guarantee, Aon plc or Aon Delaware, as applicable, will pay such additional amounts as may be necessary so that the net amount received by each beneficial owner (including additional amounts) after such withholding or deduction will not be less than the amount the beneficial owner would have received if the Taxes had not been withheld or deducted; provided that no additional amounts will be payable with respect to Taxes:

  •
  that would not have been imposed but for the existence of any present or former connection between such holder or beneficial owner of the Securities (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership or corporation) and the Home Country Jurisdiction or any political subdivision or territory or possession thereof or therein or area subject to its jurisdiction, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or treated as a resident thereof or domiciled thereof or a national thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein;

  •
  that are estate, inheritance, gift, sales, transfer, personal property, wealth or similar taxes, duties, assessments or other governmental charges;

  •
  payable other than by withholding from payments of principal of and premium, if any, or interest on the Notes or from payments in respect of the Guarantee;

  •
  that would not have been imposed but for the failure of the applicable recipient of such payment to comply with any certification, identification, information, documentation or other reporting requirement to the extent:

  •
  such compliance is required by applicable law or administrative practice or an applicable treaty as a precondition to exemption from, or reduction in, the rate of deduction or withholding of such Taxes; and

  •
  at least 30 days before the first payment date with respect to which such additional amounts shall be payable, Aon plc or Aon Delaware, as the case may be, has notified such recipient in writing that such recipient is required to comply with such requirement;

  •
  that would not have been imposed but for the presentation of a Security (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurred later;

  •
  that are imposed on a payment to an individual and are required to be made pursuant to any European Union Directive on the taxation of savings income relating to the proposal for a directive on the taxation of savings income published by the ECOFIN Council on December 13, 2001 or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such Directive;

  •
  that would not have been imposed if presentation for payment of a Security had been made to a paying agent other than the paying agent to which the presentation was made; or

  •
  any combination of the foregoing items;

nor shall additional amounts be paid with respect to any payment of the principal of or premium, if any, or interest, if any, on any Note or any payment in respect of the Guarantee to any such holder who is a fiduciary or a partnership or a beneficial owner who is other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to such additional amounts had it been the holder of the Security.

        All references in this prospectus supplement and the accompanying prospectus, other than under "—Defeasance" in the accompanying prospectus, to the payment of the principal of or premium, if any, or interest, if any, on or the net proceeds received on the sale or exchange of, any Notes or any payment made under the Guarantee shall be deemed to include additional amounts to the extent that, in that context, additional amounts are, were or would be payable.

        Aon plc has agreed in the indenture that at least one paying agent for the Notes will be located outside the United Kingdom. Aon plc has also agreed that if it maintains a paying agent with respect to the Notes in any member state of the European Union, it will maintain a paying agent in at least one member state (other than the United Kingdom) that will not be obliged to withhold or deduct taxes pursuant to any law implementing European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income, provided there is at least one member state that does not require a paying agent to withhold or deduct pursuant to such Directive.

        Aon plc's and Aon Delaware's obligations to pay additional amounts if and when due will survive the termination of the indenture and the payment of all other amounts in respect of the Notes.

        If, as a result of Aon plc's or Aon Delaware's consolidation, merger with or conversion into a successor person organized under the laws of a jurisdiction other than the current Home Country

Jurisdiction or the United States (or, in each case, any political subdivision or taxing authority thereof) as described in the accompanying prospectus under "Description of the Debt Securities and Guarantees—Consolidation and Merger," or the conveyance, transfer or lease by Aon plc or Aon Delaware of its assets substantially as an entirety to such successor person, and such an entity expressly assumes the obligations of Aon plc or Aon Delaware under the indenture and the Notes or the Guarantee, as applicable, such successor person will pay additional amounts on the same basis as described above, except that references to the "Home Country Jurisdiction" will be treated as references to both the current Home Country Jurisdiction and the country in which such successor person is organized or resident (or deemed resident for tax purposes).

  Optional Tax Redemption

        Aon plc may redeem the Notes in whole, but not in part, at its option at any time prior to maturity, upon the giving of not less than 30 nor more than 90 days' notice of tax redemption to the holders, at a redemption price equal to the principal amount of the Notes plus accrued and unpaid interest, if any, to the redemption date, if:

  •
  it determines that, as a result of any change in, amendment to or announced proposed change in the laws or any regulations or rulings promulgated thereunder of the Home Country Jurisdiction (or of any political subdivision or taxing authority thereof) or, in the event of the assumption of its or Aon Delaware's obligations under the Notes or the Guarantee, as applicable, by a successor person not organized under the laws of the United States or the current Home Country Jurisdiction (or, in each case, any political subdivision or taxing authority thereof as described in the accompanying prospectus under "Description of the Debt Securities and Guarantees—Consolidation and Merger"), the jurisdiction in which such successor person is organized (or deemed resident for tax purposes), or any change in the application or official interpretation of such laws, regulations or rulings, or any change in the application or official interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which any such jurisdiction is a party, which change, execution or amendment becomes effective on or after (i) the issue date of the Notes or (ii) in the event of the assumption by a successor person of Aon plc's or Aon Delaware's obligations under the Indenture and the Notes or the Guarantee, as applicable, as described in the accompanying prospectus under "Description of the Debt Securities and Guarantees—Consolidation and Merger," under the laws of a jurisdiction other than the United States or the current Home Country Jurisdiction (or, in each case, any political subdivision or taxing authority thereof), with respect to taxes imposed by such other jurisdiction, the date of the transaction resulting in such assumption and, in the case of either of (i) or (ii), Aon plc or Aon Delaware, as applicable would be required to pay additional amounts (as described under "—Payment of Additional Amounts") with respect to the Notes or the Guarantee on the next succeeding interest payment date and the payment of such additional amounts cannot be avoided by the use of reasonable measures available to Aon plc or Aon Delaware, as applicable, or such successor person; or

  •
  it determines, based upon an opinion of independent counsel of recognized standing that, as a result of any action taken by any legislative body of, taxing authority of, or any action brought in a court of competent jurisdiction in, the Home Country Jurisdiction (or any political subdivision or taxing authority thereof) or, in the event of the assumption of its or Aon Delaware's obligations under the Notes or Guarantee, as applicable, by a successor person not organized under the laws of the United States or the current Home Country Jurisdiction (or, in each case, any political subdivision thereof as described under "Description of the Debt Securities and Guarantees—Consolidation and Merger"), the jurisdiction in which such successor person is organized (or deemed resident for tax purposes), which action is taken or brought on or after (i) the issue date of the Notes or (ii) in the event of the assumption by a successor person of

    Aon plc's or Aon Delaware's obligations under the Indenture and the Notes or the Guarantee, as applicable, as described in the accompanying prospectus under "Description of the Debt Securities and Guarantees—Consolidation and Merger," under the laws of a jurisdiction other than the United States or the current Home Country Jurisdiction (or, in each case, any political subdivision or taxing authority thereof), with respect to taxes imposed by such other jurisdiction, the date of the transaction resulting in such assumption and, in the case of either of (i) and (ii), there is a substantial probability that the circumstances described above would exist.

        No notice of any such redemption may be given earlier than 90 days prior to the earliest date on which Aon plc or Aon Delaware, as applicable, would be obligated to pay any additional amounts.

        Aon plc or Aon Delaware will also pay to each holder, or make available for payment to each such holder, on the redemption date, any additional amounts resulting from the payment of such redemption price by it. Prior to the delivery of any notice of redemption, Aon plc will deliver to the Trustee an officer's certificate stating that it is entitled to effect or cause a redemption and setting forth a statement of facts showing that the conditions precedent of the right so to redeem or cause such redemption have occurred, and in the case of a redemption based on an opinion of independent counsel referred to in the second bullet above, such independent counsel's opinion.

        Any notice of redemption will be irrevocable once an officer's certificate has been delivered to the Trustee.

Governing Law

        The indenture and the Securities will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning Our Relationship with the Trustee

        Aon Delaware and Aon plc have commercial deposits and custodial arrangements with The Bank of New York Mellon Trust Company, N.A., or "BNYM," and may have borrowed money from BNYM in the normal course of business. Aon Delaware and Aon plc may enter into similar or other banking relationships with BNYM in the future in the normal course of business. In addition, Aon Delaware and Aon plc have provided brokerage and other insurance services in the ordinary course of our business for BNYM. BNYM may also act as trustee with respect to other debt securities issued by Aon Delaware and Aon plc.

Offers to Purchase; Open Market Purchases

        Neither Aon Delaware nor Aon plc is required to make any sinking fund payments or any offers to purchase with respect to the Securities. Aon Delaware or Aon plc may at any time and from time to time purchase Securities in the open market or otherwise.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following is a general discussion of the material U.S. federal income tax consequences to beneficial owners of the Notes of the acquisition, ownership, and disposition of the Notes. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the U.S. Treasury regulations promulgated thereunder, administrative pronouncements and judicial decisions, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis.

        This discussion applies only to beneficial owners that acquire the Notes in connection with their initial issuance at their initial offering price and hold the Notes as "capital assets" within the meaning of section 1221 of the Code. This discussion does not address all aspects of U.S. federal income taxation that might be important to particular investors in light of their individual circumstances or the U.S. federal income tax consequences applicable to special classes of taxpayers, such as banks and other financial institutions, insurance companies, real estate investment trusts, regulated investment companies, tax-exempt organizations, partnerships (or entities properly classified as partnerships for U.S. federal income tax purposes) or other pass-through entities, dealers in securities, traders in securities that elect to use a mark-to-market method of tax accounting, persons liable for U.S. federal alternative minimum tax, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, former citizens or residents of the United States, and persons holding the Notes as part of a hedging or conversion transaction or a straddle. The discussion does not address any foreign, state, local or non-income tax consequences of the acquisition, ownership or disposition of the Notes to beneficial owners of the Notes.

        As used in this prospectus supplement, the term "U.S. Holder" means a beneficial owner of a Note who or which is for U.S. federal income tax purposes:

  •
  a citizen or individual resident of the United States;

  •
  a corporation (or other entity properly classified as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state within the United States, or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust, if (i) a U.S. court is able to exercise primary supervision over the trust's administration and one or more "United States persons" (as defined in the Code) have the authority to control all substantial decisions of the trust, or (ii) in the case of a trust that was treated as a domestic trust under the laws in effect before 1997, a valid election is in place under applicable U.S. Treasury regulations to treat such trust as a domestic trust.

        The term "Non-U.S. Holder" means any beneficial owner of a Note who or which is not a U.S. Holder and is not a partnership or other entity properly classified as a partnership for U.S. federal income tax purposes. For the purposes of this prospectus supplement, U.S. Holders and Non-U.S. Holders are referred to collectively as "Holders."

        If a partnership or other entity properly classified as a partnership for U.S. federal income tax purposes is a beneficial owner of a Note, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the entity. Such entities and partners in such entities should consult their own tax advisors about the U.S. federal income and other tax consequences of the acquisition, ownership and disposition of a Note.

        This discussion is for general purposes only. Holders should consult their own tax advisors regarding the application of the U.S. federal income tax laws to their particular situations and the consequences under federal estate or gift tax laws, as well as foreign, state or local laws and tax treaties, and the possible effects of changes in tax laws.

U.S. Federal Income Taxation of U.S. Holders

  Payments of Interest

        Stated interest on Notes beneficially owned by a U.S. Holder generally will be taxable as ordinary interest income at the time payments are accrued or are received in accordance with the U.S. Holder's regular method of accounting for U.S. federal income tax purposes.

  Sale, Exchange or Redemption of the Notes

        Upon the sale, exchange, redemption or other taxable disposition of the Notes, a U.S. Holder generally will recognize gain or loss equal to the difference, if any, between (i) the amount realized upon the sale, exchange, redemption or other taxable disposition of the Notes, other than amounts attributable to accrued and unpaid interest (which will be taxed as ordinary interest income to the extent such interest has not been previously included in income), and (ii) the U.S. Holder's adjusted tax basis in the Notes. The amount realized by a U.S. Holder is the sum of cash plus the fair market value of all other property received on such sale, exchange, redemption or other taxable disposition. A U.S. Holder's adjusted tax basis in the Notes generally will be its cost for the Notes.

        Gain or loss a U.S. Holder recognizes on the sale, exchange, redemption or other taxable disposition of the Notes generally will be capital gain or loss. Such gain or loss generally will be long-term capital gain or loss if a U.S. Holder has held the Notes for more than one year. For non-corporate U.S. Holders, long-term capital gains are taxed at a lower rate than ordinary income. The deductibility of capital losses is subject to limitations. A U.S. Holder should consult its own tax advisor regarding the deductibility of capital losses in its particular circumstances.

  Backup Withholding and Information Reporting

        In general, a U.S. Holder that is not an "exempt recipient" will be subject to U.S. federal backup withholding at the applicable rate (currently 28%) with respect to payments on the Notes and the proceeds of a sale, exchange, redemption or other taxable disposition of the Notes, unless the U.S. Holder provides its taxpayer identification number to the paying agent and certifies, under penalties of perjury, that it is not subject to backup withholding on an Internal Revenue Service Form W-9 (Request for Taxpayer Identification Number and Certification) and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder may be allowed as a credit against such U.S. Holder's U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided the required information is furnished to the Internal Revenue Service in a timely manner. In addition, payments on the Notes made to, and the proceeds of a sale or other taxable disposition received by, a U.S. Holder that is not an exempt recipient generally will be subject to information reporting requirements.

  Medicare Tax

        Certain U.S. Holders who are individuals, estates or trusts will be required to pay a 3.8% Medicare tax on all or part of their "net investment income," which includes, among other items, interest on, and capital gains from the sale or other taxable disposition of, a Note. Prospective investors should consult their tax advisors regarding the consequences, if any, with respect to this tax on their investment in the Notes.

U.S. Federal Income Taxation of Non-U.S. Holders

  Payments of Interest

        A Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax on payments of interest on the Notes provided that such interest is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder (and, if certain tax treaties apply, is not attributable to a permanent establishment or fixed base maintained within the United States by the Non-U.S. Holder). Because Aon plc is incorporated in the U.K., a Non-U.S. Holder generally will not be required to satisfy certification requirements as to the Non-U.S. Holder's foreign status for U.S. federal income tax purposes. Notwithstanding the foregoing, the Internal Revenue Service (the "IRS") may assert that Aon plc should be treated as a U.S. corporation for U.S. federal tax purposes under the rules of Section 7874 of the Code. If the IRS were successful in this assertion, Non-U.S. Holders would be required to satisfy these certification requirements in order to establish an exemption from U.S. federal income and withholding tax. Because we believe Aon plc should not be treated as a U.S. corporation, we do not currently intend to request that Non-U.S. Holders provide these forms, although we may do so in the future. Moreover, another withholding agent may require that a Non-U.S. Holder provide these forms in order for interest on the Notes not to be subject to withholding tax.

        If interest on the Notes is effectively connected with the conduct of a trade or business within the United States by a Non-U.S. Holder (and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base maintained within the United States by the Non-U.S. Holder), then the Non-U.S. Holder will generally be subject to U.S. federal income tax on such interest in the same manner as if such Non-U.S. Holder were a U.S. person and, in the case of a Non-U.S. Holder that is a foreign corporation, may also be subject to the branch profits tax (currently imposed at a rate of 30% or a lower applicable treaty rate).

  Sale, Exchange or Redemption of the Notes

        Generally, any gain recognized by a Non-U.S. Holder on the sale, exchange, redemption or other taxable disposition of a Note (other than amounts attributable to accrued and unpaid interest, which will be treated as described under "—Payments of Interest" above) will be exempt from U.S. federal income and withholding tax, unless:

  •
  the gain is effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States (and, if a treaty applies, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States); or

  •
  the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year, and certain other conditions are met.

        In the case of gain recognized by a Non-U.S. Holder that is effectively connected with the Non-U.S. Holder's conduct of a trade or business (and, if a treaty applies, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder) within the United States the Non-U.S. Holder will generally be subject to U.S. federal income tax on such gain in the same manner as if such Non-U.S. Holder were a U.S. person and, in addition, if the Non-U.S. Holder is a foreign corporation may also be subject to the branch profits tax as described above. An individual Non-U.S. Holder that is present in the U.S. for 183 days or more during the taxable year and meets certain other conditions will be subject to a flat 30% tax (or a lower applicable treaty rate) on the gain derived from the sale, exchange or other taxable disposition of the Notes, which may be offset by certain U.S. capital losses (notwithstanding the fact that he or she is not considered a U.S. resident for U.S. federal income tax purposes).

  Backup Withholding and Information Reporting

        In general, payments of interest on the Notes payable by a U.S. paying agent or other U.S. intermediary to a Non-U.S. Holder will be subject to information reporting, unless the Non-U.S. Holder certifies under penalties of perjury that it is a non-United States person and the paying agent or intermediary does not have actual knowledge to the contrary. In addition, backup withholding generally will apply to these payments to a Non-U.S. Holder if such holder fails to provide the certification on IRS Form W-8BEN (or IRS Form W-8ECI, if applicable) (or successor forms), does not otherwise provide evidence of exempt status or the paying agent or intermediary has actual knowledge, or reason to know, to the contrary. In certain circumstances the amount of such payments made to a Non-U.S. Holder with respect to the Notes, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS. Backup withholding is not an additional tax. A Non-U.S. Holder may obtain a refund or credit against its U.S. federal income tax liability of any amounts withheld under the backup withholding rules, provided the required information is furnished to the IRS in a timely matter.

        Non-U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedures for obtaining such an exemption, if available.

        The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a Holder's particular situation. Prospective purchasers of the Notes should consult their own tax advisors with respect to the tax consequences to them of the acquisition, ownership and disposition of the Notes, including the tax consequences under state, local, estate, foreign and other tax laws and tax treaties and the possible effects of changes in U.S. or other tax laws.

 CERTAIN U.K. TAX CONSEQUENCES

        The following is a general summary of the U.K. withholding tax consequences and reporting requirements in relation to payments of interest on the Notes and payments in respect of the Guarantee and of the U.K. stamp duty and stamp duty reserve tax consequences on the issue or transfer of the Notes. This summary does not deal with other U.K. tax aspects of acquiring, holding or disposing of the Securities. This summary is based upon U.K. tax law and the published practice of HM Revenue and Customs ("HMRC") in effect on the date of this prospectus supplement and is subject to any change in law or practice which may take effect after that date (including with retrospective effect).

        Holders (or prospective holders) of Securities who are in any doubt as to their tax position should consult their professional advisors.

U.K. Withholding Tax

Payments of interest on the Notes

        If the Notes are and continue to be listed on a "recognised stock exchange" within the meaning of section 1005 of the U.K. Income Tax Act 2007, interest payments on the Notes may be made without withholding on account of U.K. tax. The Notes are intended to be listed on the New York Stock Exchange, which is currently a recognised stock exchange for these purposes, or on another recognised stock exchange.

        In all other circumstances, payments of interest on the Notes may be subject to withholding on account of U.K. income tax at the basic rate (currently 20 per cent), subject to such relief as may be available under the provisions of any applicable double tax treaty or any other relief or exemption that may apply.

Payments in respect of the Guarantee

        Depending on the correct analysis under U.K. law of payments in respect of the Guarantee, it is possible that such payments would be subject to withholding on account of U.K. income tax at the basic rate (currently 20 per cent), subject to such relief as may be available under the provisions of any applicable double tax treaty or any other exemption which may apply.

Provision of Information by U.K. Paying and Collecting Agents

        Holders of Securities should be aware that where any interest on the Securities is paid to them (or to any person acting on their behalf) by any person in the U.K. (a "paying agent"), or is received by any person in the U.K. acting on their behalf (other than solely by clearing or arranging the clearing of a cheque) (a "collecting agent"), then the paying agent or the collecting agent (as the case may be) may, in certain cases, be required to supply to HMRC details of the payment and certain details relating to the relevant holder of Securities (including the name and address of the relevant holder of the Securities). These provisions will apply whether or not the interest has been paid subject to withholding of U.K. income tax and whether or not the relevant holder of Securities is resident in the U.K. for U.K. tax purposes. Where the relevant holder of Securities is not so resident, the details provided to HMRC may, in certain cases, be passed by HMRC to the tax authorities of the jurisdiction in which the relevant Holder is resident for tax purposes.

Stamp duty and stamp duty reserve tax

        No U.K. stamp duty or stamp duty reserve tax should be payable on the issue or transfer of the Notes.

 EUROPEAN UNION SAVINGS TAX DIRECTIVE

        Under European Council Directive 2003/48/EC on the taxation of savings income in the form of interest payments, each member state of the European Union must provide to the tax authorities of another member state details of payments of interest (or similar income) made by a person within its jurisdiction to an individual (or certain other types of person) resident in that other member state. However, for a transitional period, Austria, and Luxembourg are instead required (unless they elect otherwise during that period) to operate a withholding system in relation to such payments at a current rate of 35%. The ending of such transitional period is dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries. On April 10, 2013, the Luxembourg Ministry of Finance announced that Luxembourg's transitional period will end with effect from January 1, 2015.

        A number of non-EU countries and territories, including Switzerland, together with certain dependent or associated territories of member states, have adopted similar measures (a withholding system in the case of Switzerland).

        The European Commission has proposed certain amendments to this Directive which, if implemented, may amend or broaden the scope of the requirements described above.

        If Aon plc maintains a paying agent in a member state with respect to the Notes, it is required to do do so in a member state (other than the U.K.) that will not be obliged to withhold or deduct tax pursuant to the Directive or to such similar measures.

BOOK-ENTRY, DELIVERY AND FORM

        We have obtained the information in this section concerning The Depository Trust Company ("DTC"), Clearstream Banking, S.A., Luxembourg ("Clearstream, Luxembourg") and Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear") and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

        The Notes will initially be represented by one or more fully registered global Notes. Each such global note will be deposited with, or on behalf of, DTC or any successor thereto and registered in the name of Cede & Co. (DTC's nominee). You may hold your interests in the global Notes in the United States through DTC, or in Europe through Clearstream, Luxembourg or Euroclear, either as a participant in such systems or indirectly through organizations which are participants in such systems. Clearstream, Luxembourg and Euroclear will hold interests in the global Notes on behalf of their respective participating organizations or customers through customers' securities accounts in Clearstream, Luxembourg's or Euroclear's names on the books of their respective depositaries, which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear.

        So long as DTC or its nominee is the registered owner of the global securities representing the Notes, DTC or such nominee will be considered the sole owner and holder of the Notes for all purposes of the Notes and the indenture. Except as provided below, owners of beneficial interests in the Notes will not be entitled to have the Notes registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive form and will not be considered the owners or holders of the Notes under the indenture, including for purposes of receiving any reports delivered by us, Aon Delaware or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a note must rely on the procedures of DTC or its nominee and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of Notes.

        Unless and until Aon plc issues the Notes in fully certificated, registered form under the limited circumstances described below under the heading "—Certificated Notes":

  •
  you will not be entitled to receive a certificate representing your interest in the Notes;

  •
  all references in this prospectus or an accompanying prospectus supplement to actions by holders will refer to actions taken by DTC upon instructions from its direct participants; and

  •
  all references in this prospectus or an accompanying prospectus supplement to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of the Notes, for distribution to you in accordance with DTC procedures.

The Depository Trust Company

        DTC will act as securities depositary for the Notes. The Notes will be issued as fully registered Notes registered in the name of Cede & Co. DTC is:

  •
  a limited-purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" under the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" under the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered under the provisions of Section 17A of the Exchange Act.

        DTC holds securities that its direct participants deposit with DTC. DTC facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants' accounts, thereby eliminating the need for physical movement of securities certificates.

        Direct participants of DTC include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants. Indirect participants of DTC, such as securities brokers and dealers, banks and trust companies, can also access the DTC system if they maintain a custodial relationship with a participant, either directly or indirectly.

        Purchases of Notes under DTC's system must be made by or through direct participants, which will receive a credit for the Notes on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owners entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in Notes, except as provided below in "—Certificated Notes."

        To facilitate subsequent transfers, all Notes deposited with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Notes. DTC's records reflect only the identity of the direct participants to whose accounts such Notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Book-Entry Format

        Under the book-entry format, the paying agent will pay interest or principal payments to Cede & Co., as nominee of DTC. DTC will forward the payment to the direct participants, who will then forward the payment to the indirect participants (including Clearstream, Luxembourg or Euroclear) or to you as the beneficial owner. You may experience some delay in receiving your payments under this system. Neither we, Aon Delaware, the trustee under the indenture nor any paying agent has any direct responsibility or liability for the payment of principal or interest on the Notes to owners of beneficial interests in the Notes.

        DTC is required to make book-entry transfers on behalf of its direct participants and is required to receive and transmit payments of principal, premium, if any, and interest on the Notes. Any direct participant or indirect participant with which you have an account is similarly required to make book-entry transfers and to receive and transmit payments with respect to the Notes on your behalf. We, Aon Delaware and the trustee under the indenture have no responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. In addition, we, Aon Delaware and the trustee under the indenture have no responsibility or liability for any aspect of the records kept by DTC, Clearstream, Luxembourg, Euroclear or any of their direct or indirect participants relating to or payments made on account of beneficial ownership interests in the Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. We and Aon Delaware also do not supervise these systems in any way.

        The trustee will not recognize you as a holder under the indenture, and you can only exercise the rights of a holder indirectly through DTC and its direct participants. DTC has advised us that it will only take action regarding a Note if one or more of the direct participants to whom the Note is credited directs DTC to take such action and only in respect of the portion of the aggregate principal amount of the Notes as to which that participant or participants has or have given that direction. DTC can only act on behalf of its direct participants. Your ability to pledge Notes to non-direct participants, and to take other actions, may be limited because you will not possess a physical certificate that represents your Notes.

        Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Notes unless authorized by a direct participant in accordance with DTC's procedures. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the Notes are credited on the record date (identified in a listing attached to the omnibus proxy).

        Clearstream, Luxembourg or Euroclear will credit payments to the cash accounts of Clearstream, Luxembourg customers or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream, Luxembourg customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect those actions on its behalf through DTC.

        DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Notes among participants of DTC, Clearstream, Luxembourg and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Transfers Within and Among Book-Entry Systems

        Transfers between DTC's direct participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg customers and Euroclear participants will occur in accordance with its applicable rules and operating procedures.

        DTC will effect cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other hand, in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, instruct its depositary to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to the depositaries.

        Because of time-zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear resulting from a transaction with a DTC direct participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream, Luxembourg customer or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg customer or a Euroclear participant to a DTC direct participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash amount only as of the business day following settlement in DTC.

        Although DTC, Clearstream, Luxembourg and Euroclear has agreed to the foregoing procedures in order to facilitate transfers of debt securities among their respective participants, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Certificated Notes

        Unless and until they are exchanged, in whole or in part, for Notes in definitive form in accordance with the terms of the Notes, the Notes may not be transferred except (1) as a whole by DTC to a nominee of DTC or (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor.

        Aon plc will issue Notes to you or your nominees, in fully certificated registered form, rather than to DTC or its nominees, only if:

  •
  we or Aon Delaware advise the trustee in writing that DTC is no longer willing or able to discharge its responsibilities properly or that DTC is no longer a registered clearing agency under the Exchange Act, and the trustee or we are unable to locate a qualified successor within 90 days;

  •
  an event of default has occurred and is continuing under the indenture; or

  •
  we or Aon Delaware, at our option, elect to terminate the book-entry system through DTC.

        If any of the three above events occurs, DTC is required to notify all direct participants that Notes in fully certificated registered form are available through DTC. DTC will then surrender the global note representing the Notes along with instructions for re-registration. The trustee will re-issue the Notes in fully certificated registered form and will recognize the registered holders of the certificated debt securities as holders under the indenture.

        Unless and until Aon plc issues the Notes in fully certificated, registered form, (1) you will not be entitled to receive a certificate representing your interest in the Notes; (2) all references in this prospectus supplement or the accompanying prospectus to actions by holders will refer to actions taken by the depositary upon instructions from their direct participants; and (3) all references in this prospectus supplement or the accompanying prospectus to payments and notices to holders will refer to payments and notices to the depositary, as the registered holder of the Notes, for distribution to you in accordance with its policies and procedures.

UNDERWRITING (CONFLICTS OF INTEREST)

        Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, Aon plc and Aon Delaware have agreed to sell to the underwriters named below, for whom Morgan Stanley & Co. LLC and Goldman, Sachs & Co. are acting as representatives, the following respective principal amounts of the Securities.

Underwriter	Principal Amount of the Notes
Morgan Stanley & Co. LLC	$120,000,000
Goldman, Sachs & Co.	80,000,000
Aon Benfield Securities, Inc.	7,142,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	7,142,000
Barclays Capital Inc.	7,142,000
Deutsche Bank Securities Inc.	7,142,000
J.P. Morgan Securities LLC	7,142,000
UBS Securities LLC	7,142,000
Loop Capital Markets LLC	3,574,000
The Williams Capital Group, L.P.	3,574,000

Total	$250,000,000

        The underwriting agreement provides that the underwriters are obligated to purchase all of the Securities if any are purchased. The underwriting agreement also provides that if an underwriter defaults with respect to the Securities the purchase commitments of non-defaulting underwriters may be increased or the offering of the Securities may be terminated.

        The underwriters propose to offer the Securities initially at the applicable public offering price on the cover page of this prospectus supplement and to selling group members at that price less a selling concession of 0.50% of the principal amount of the Securities. The underwriters may allow, and dealers may reallow a concession not to exceed 0.25% of the principal amount of the Securities on sales to other dealers. After the initial public offering the representatives may change the public offering price and concession and discount to broker/dealers.

        We estimate that our out of pocket expenses for this offering will be approximately $1,000,000.

        The Notes are a new issue of securities with no established trading market. One or more of the underwriters intend to make a secondary market for the Notes. However, they are not obligated to do so and may discontinue making a secondary market for the Notes at any time without notice. No assurance can be given as to how liquid the trading market for the Notes will be.

        We have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 (the "Securities Act") relating to, any additional debt securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of Morgan Stanley & Co. LLC and Goldman, Sachs & Co. until the settlement date for the Securities.

        We have agreed to indemnify the several underwriters against liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in that respect.

        In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  Over-allotment involves sales by the underwriters of Securities in excess of the principal amount of the Notes the underwriters are obligated to purchase, which creates a syndicate short position.

  •
  Syndicate covering transactions involve purchases of the Securities in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Securities in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the Securities originally sold by the syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

        These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the Securities or preventing or retarding a decline in the market price of the Securities. As a result the price of the Securities may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

Conflicts of Interest; Other Relationships

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. From time to time in the ordinary course of their respective businesses, certain of the underwriters and their affiliates have engaged in and may in the future engage in commercial banking, derivatives and/or financial advisory, investment banking and other commercial transactions and services with us and our affiliates for which they have received or will receive customary fees and commissions.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        Aon Benfield Securities, Inc. is an indirect wholly owned subsidiary of Aon plc. This offering is subject to, and will be conducted in compliance with, the requirements of Rule 5121 of the Financial Institution Regulatory Authority ("FINRA") regarding a FINRA member firm distributing the securities of an affiliate.

        Certain of the underwriters or their affiliates may hold our commercial paper and, accordingly, may receive proceeds from this offering. To the extent that any one underwriter, together with its affiliates, receives more than 5% of the net proceeds such underwriter would be deemed to have a "conflict of interest" with us in regard to this offering under FINRA Rule 5121. Accordingly, this offering will be made in compliance with the applicable provisions of FINRA Rule 5121.

European Economic Area

        This prospectus supplement and the accompanying prospectus are not prospectuses for the purposes of the Prospectus Directive as implemented in member states of the European Economic Area. This prospectus supplement and the accompanying prospectus have been prepared on the basis that all offers of the Securities will be made pursuant to an exemption under the Prospectus Directive from the requirement to produce a prospectus in connection with offers of the Securities. Accordingly, any person making or intending to make any offer within the European Economic Area of the Securities which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus should only do so in circumstances in which no obligation arises for us, Aon Delaware or any underwriter to produce a prospectus for such offers. None of we, Aon Delaware or the underwriters have authorized, nor do we or they authorize, the making of any offer of the Securities through any financial intermediary, other than offers made by underwriters or their affiliates which constitute the final placement of the Securities contemplated by this prospectus supplement and the accompanying prospectus.

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of Securities which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Securities shall require us, Aon Delaware or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of Securities to the public" in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

United Kingdom

        Each underwriter has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA") received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

Hong Kong

        This prospectus has not been approved by or registered with the Securities and Futures Commission of Hong Kong or the Registrar of Companies of Hong Kong. The Securities will not be offered or sold in Hong Kong other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Securities which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been issued or will be issued in Hong Kong or elsewhere other than with respect to Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Japan

        The Securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, "Japanese Person" shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Singapore

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Securities may not be circulated or distributed, nor may the Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act (Chapter 289) (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the Securities are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, then securities, debentures and units of securities and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Securities under Section 275 except: (i) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (ii) where no consideration is given for the transfer; or (iii) by operation of law.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus supplement the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information incorporated this way is considered to be part of this prospectus supplement, and any information that we file later with the SEC will automatically update and supersede this information. SEC rules and regulations also allow us to "furnish" rather than "file" certain reports and information with the SEC. Any such reports or information which we have indicated as being "furnished" shall not be deemed to be incorporated by reference in or otherwise become a part of this prospectus, regardless of when furnished to the SEC. We incorporate by reference the following documents that we have filed with the SEC and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the "Exchange Act" (other than information furnished rather than filed):

  •
  Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on February 22, 2013;

  •
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 filed with the SEC on May 1, 2013; and

  •
  Definitive Proxy Statement on Schedule 14A filed on April 1, 2013 (to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2012); and

  •
  Current Reports on Form 8-K dated March 8, 2013, March 19, 2013 and May 20, 2013.

        You may request a copy of any filing referred to above (including any exhibits that are specifically incorporated by reference), at no cost, by contacting Aon at the following address or telephone number:

Aon plc 8 Devonshire Square London, England EC2M 4PL Attention: Company Secretary Telephone: +44 20 7623 5500	Aon Corporation 200 E. Randolph Street Chicago, IL 60601 Attention: Company Secretary Telephone: (312) 381-1000

LEGAL MATTERS

        The validity of the Securities will be passed upon for us as to matters of U.S. law by Sidley Austin LLP, New York, New York and as to matters of English law by Freshfields Bruckhaus Deringer LLP. Davis Polk & Wardwell LLP, New York, New York, will pass upon certain matters for the underwriters.

EXPERTS

        The consolidated financial statements of Aon plc appearing in Aon plc's Annual Report (Form 10-K) for the year ended December 31, 2012, and the effectiveness of Aon plc's internal control over financial reporting as of December 31, 2012, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Aon plc management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Aon plc

Debt Securities
Guarantees
Preference Shares
Class A Ordinary Shares
Convertible Securities
Share Purchase Contracts
Share Purchase Units

Aon Corporation

Debt Securities
Guarantees

        We may from time to time offer and sell any of our securities listed above, in each case, in one or more series. Our subsidiary, Aon Corporation, which we refer to as "Aon Delaware," also may from time to time offer and sell its debt securities in one or more series. Aon Delaware may guarantee all payments of principal, interest (if any), premium (if any), and other amounts due on any debt securities we issue. We may guarantee all payments of principal, interest (if any), premium (if any), and other amounts due on any debt securities Aon Delaware issues.

        This prospectus contains a general description of the securities that we or Aon Delaware may offer for sale. The specific terms of these securities will be contained in one or more supplements to this prospectus. Prospectus supplements may also add to, update or change information contained in this prospectus. You should read this prospectus and each applicable prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus and each applicable prospectus supplement, carefully before you invest.

        Investing in the securities described in this prospectus involves risk. You should carefully review the risks and uncertainties described under the heading "Risk Factors" contained in this prospectus and any risk factors set forth in each applicable prospectus supplement and in the documents incorporated or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement.

        Our executive offices are located at 8 Devonshire Square, London, England, EC2M 4PL, and our telephone number is +44 20 7623 5500. Aon Delaware's executive offices are located at 200 East Randolph Street, Chicago, Illinois 60601, and Aon Delaware's telephone number is (312) 381-1000.

        Our Class A Ordinary Shares are listed on the New York Stock Exchange under the symbol "AON."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        We or Aon Delaware may sell securities directly or to or through underwriters, dealers or agents on a delayed or continuous basis. For additional information on the method of sale, you should refer to "Plan of Distribution" in this prospectus. The names of any underwriters, dealers or agents involved in the sale of any securities and the specific manner in which securities may be offered, including any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth in a prospectus supplement applicable to the sale of those securities.

The date of this prospectus is August 31, 2012.

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, which we refer to as the "SEC," as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, which we refer to as the "Securities Act." Under the automatic shelf registration process, we may, over time, offer any combination of debt securities, guarantees, preference shares, Class A Ordinary Shares, convertible securities, share purchase contracts and share purchase units described in this prospectus in one or more offerings; and our subsidiary, Aon Delaware, may, over time, offer any combination of debt securities and guarantees described in this prospectus in one or more offerings. In this prospectus we refer to the debt securities, guarantees, preference shares, Class A Ordinary Shares, convertible securities, share purchase contracts and share purchase units offered by us, and the debt securities and guarantees offered by Aon Delaware, collectively as the "securities." This prospectus provides you with a general description of the securities we or Aon Delaware may offer. Each time we or Aon Delaware offer securities, we or Aon Delaware will provide you with one or more prospectus supplements that will contain specific information about the terms of those securities. A prospectus supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus and each applicable prospectus supplement, together with the documents incorporated or deemed to be incorporated by reference in this prospectus and the additional information described below under the heading "Where You Can Find More Information."

        As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement of which this prospectus is a part or the exhibits to the registration statement. For further information, we refer you to the registration statement of which this prospectus is a part, including its exhibits and schedules. Statements contained in this prospectus about the provisions or contents of any contract, agreement or other document are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved. You should rely only on the information contained or incorporated or deemed to be incorporated by reference in this prospectus and each applicable prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the cover of the applicable document. Our, or Aon Delaware's, business, financial condition and results of operations may have changed since that date. Neither this prospectus nor any prospectus supplement constitutes an offer to sell securities or a solicitation of an offer to buy securities by anyone in any jurisdiction in which that offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make that offer or solicitation.

        This prospectus is not intended to be and is not a prospectus for purposes of the E.U. Prospectus Directive and/or the U.K. Financial Services Authority's Prospectus Rules.

        In this prospectus, we use the terms "Aon plc," "Aon," the "Company," "we," "us" and "our" and similar terms to refer to Aon plc and its subsidiaries, unless the context otherwise requires and except as otherwise described below. We use the term "Aon Delaware" to refer to Aon Corporation, our wholly-owned subsidiary. On April 2, 2012, we completed the reorganization of the corporate structure of the group of companies controlled by Aon Delaware, Aon plc's predecessor as the ultimate holding company of the Aon group. In this prospectus, we refer to this transaction as the "Redomestication." In the Redomestication, each issued and outstanding share of Aon Delaware common stock held by stockholders of Aon Delaware was converted into the right to receive one Class A Ordinary Share, nominal value $0.01 per share, of Aon plc, subject to the receipt of cash for fractional shares. Any references in this prospectus to "Aon," the "Company," "we," "us" or "our" or any similar references relating to dates or periods before the Redomestication refer to Aon Delaware and its subsidiaries or, if the context so requires, Aon Delaware alone.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference room facility at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain further information on the operation of the public reference room by calling the SEC at 1 800 SEC 0330. The SEC also maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, including us, that file documents with the SEC electronically through the SEC's electronic data gathering, analysis and retrieval system known as "EDGAR." In addition, you may inspect our SEC filings at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        We make available free of charge most of our SEC filings through our Internet website (http://www.aon.com) as soon as reasonably practicable after we electronically file these materials with the SEC. You may access these SEC filings on our website. You may also find additional information about Aon plc, Aon Delaware and our other subsidiaries on our website. The information on, or accessible through, our web site is not a part of this prospectus. You may also request a copy of our SEC filings at no cost, by writing to or telephoning us at the following:

Aon plc
8 Devonshire Square
London, England EC2M 4PL
Attention: Company Secretary
Telephone: +44 20 7623 5500

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information incorporated this way is considered to be part of this prospectus, and any information that we file later with the SEC will automatically update and supersede this information. SEC rules and regulations also allow us to "furnish" rather than "file" certain reports and information with the SEC. Any such reports or information which we have indicated as being "furnished" shall not be deemed to be incorporated by reference in or otherwise become a part of this prospectus, regardless of when furnished to the SEC. We incorporate by reference the following documents that, following the Redomestication, we have or, prior to the Redomestication, Aon Delaware had filed with the SEC and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the "Exchange Act," after the date of the initial filing of the registration statement of which this prospectus is a part until we complete our sale of the securities to the public (other than information in those filings that is furnished, under applicable SEC rules, rather than filed):

  •
  Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on February 24, 2012, except for Item 8 therein to the extent superseded by the Current Report on Form 8-K filed on August 31, 2012;

  •
  Definitive Proxy Statement on Schedule 14A filed with the SEC on April 18, 2012;

  •
  Quarterly Report on Form 10-Q for the quarters ended March 31, 2012 filed with the SEC on May 8, 2012 and June 30, 2012 filed with the SEC on August 8, 2012;

  •
  Current Reports on Form 8-K dated January 12, 2012, January 19, 2012, January 25, 2012, February 13, 2012, March 12, 2012, March 14, 2012, March 15, 2012, March 16, 2012, March 26, 2012, March 27, 2012, March 29, 2012, May 18, 2012 and August 31, 2012; and

  •
  The description of the Common Stock contained in Item 12 of the Registration Statement on Form 10 filed by Aon Delaware with the SEC on February 19, 1980 (when Aon Delaware was known as Combined International Corporation), and any amendment or report which Aon Delaware or Aon plc has filed (or Aon plc will file after the date of the initial filing of the registration statement of which this prospectus is a part until it completes its sale of securities to the public) for the purpose of updating such description, including Aon plc's Current Report on Form 8-K dated April 2, 2012.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

        This prospectus, the prospectus supplements, the documents incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement and other written or oral statements made from time to time by us may contain certain statements related to future results, or state our intentions, beliefs and expectations or predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations or forecasts of future events. They use words such as "anticipate," "believe," "estimate," "expect," "forecast," "project," "intend," "plan" and "potential," and other similar terms, and future or conditional tense verbs like "could," "may," "might," "should," "will" and "would." You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. For example, we may use forward-looking statements when addressing topics such as: market and industry conditions, including competitive and pricing trends; changes in our business strategies and methods of generating revenue; the development and performance of our services and products; changes in the composition or level of our revenues; our cost structure and the outcome of cost-saving or restructuring initiatives; the outcome of contingencies; dividend policy; the expected impact of acquisitions and dispositions; pension obligations; cash flow and liquidity; future actions by regulators; and the impact of changes in accounting rules. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include:

  •
  general economic conditions in different countries in which we do business around the world;

  •
  changes in the competitive environment;

  •
  changes in global equity and fixed income markets that could influence the return on invested assets;

  •
  changes in the funding status of our various defined benefit pension plans and the impact of any increased pension funding resulting from those changes;

  •
  rating agency actions that could affect our ability to borrow funds;

  •
  our ability to realize the anticipated benefits of the Redomestication and/or changes in tax laws;

  •
  fluctuations in exchange and interest rates that could impact revenue and expense;

  •
  the impact of class actions, individual lawsuits and other contingent liabilities and loss contingencies arising from errors and omissions and other claims against us, including client class actions, securities class actions, derivative actions and ERISA class actions;

  •
  the impact of any investigations brought by regulatory authorities in the U.S., the U.K. and other countries;

  •
  the cost of resolution of other contingent liabilities and loss contingencies, including potential liabilities arising from errors and omission claims against us;

  •
  failure to retain and attract qualified personnel;

  •
  the impact of, and potential challenges in complying with, legislation and regulation in the jurisdictions in which we operate, particularly given the global scope of our business and the possibility of conflicting regulatory requirements across jurisdictions in which we do business;

  •
  the effect of the Redomestication on our operations and financial results, including the reaction of our clients, employees and other constituents, compliance with applicable U.K. regulatory regimes or the failure to realize some or all of the anticipated benefits;

  •
  the extent to which we retain existing clients and attract new businesses and our ability to incentivize and retain key employees;

  •
  the extent to which we manage certain risks created in connection with the various services, including fiduciary and advisory services, among others, that we currently provide, or will provide in the future, to clients;

  •
  the possibility that the expected efficiencies and cost savings from the acquisition of Hewitt Associates, Inc. ("Hewitt") will not be realized, or will not be realized within the expected time period;

  •
  the risk that the Hewitt businesses will not be integrated successfully;

  •
  our ability to implement restructuring initiatives and other initiatives intended to yield cost savings, and the ability to achieve those cost savings;

  •
  the potential of a system or network disruption resulting in operational interruption or improper disclosure of personal data;

  •
  changes in commercial property and casualty markets and commercial premium rates that could impact revenues;

  •
  any inquiries relating to compliance with the U.S. Foreign Corrupt Practices Act and non-U.S. anti-corruption laws and with U.S. and non-U.S. trade sanctions regimes; and

  •
  changes in costs or assumptions associated with our HR Solutions operating segment's outsourcing and consulting arrangements that affect the profitability of these arrangements.

Any or all of our forward-looking statements may turn out to be inaccurate, and there are no guarantees about our performance. The factors identified above are not exhaustive. Aon and its subsidiaries operate in a dynamic business environment in which new risks may emerge frequently. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. We are under no obligation (and expressly disclaim any obligation) to update or alter any forward-looking statement that we may make from time to time, whether as a result of new information, future events or otherwise. Further information about factors that could materially affect Aon, including our results of operations and financial condition, is contained in the "Risk Factors" section in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2011 and in our most recently filed Quarterly Reports on Form 10-Q, and any amendments thereto.

RISK FACTORS

        An investment in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus or an applicable prospectus supplement. In particular, you should consider the risk factors set forth in any applicable prospectus supplement and in our most recent Annual Report on Form 10-K filed with the SEC, as those risk factors may be amended or supplemented by subsequent Quarterly Reports on Form 10-Q or otherwise. The risks and uncertainties we have described are not the only ones facing us. Additional risks and uncertainties not known to us or that we deem immaterial may also affect our business operations.

 THE COMPANY

        We are a preeminent professional service firm, focused on the topics of risk and people. We are the leading global provider of risk management services, insurance and reinsurance brokerage, and human resource consulting and outsourcing, delivering distinctive client value via innovative and effective risk management and workforce productivity solutions. We serve clients through two operating segments, Risk Solutions and HR Solutions. Risk Solutions acts as an advisor and insurance and reinsurance broker, helping clients manage their risks via consultation, as well as negotiation and placement of insurance risk with insurance carriers through our global distribution network. HR Solutions partners with organizations to solve their most complex benefits, talent and related financial challenges, and improve business performance by designing, implementing, communicating and administering a wide range of human capital, retirement, investment management, health care, compensation and talent management strategies. As of December 31, 2011, we had approximately 62,000 employees and conducted our operations through various subsidiaries in more than 120 countries and sovereignties.

        Aon Delaware is a wholly-owned Delaware subsidiary of Aon Holdings LLC, which is a wholly-owned direct subsidiary of Aon plc. Prior to the Redomestication, Aon Delaware was the ultimate holding company for the Aon group. See "About this Prospectus" and "Where You Can Find More Information" in this prospectus.

 USE OF PROCEEDS

        Unless we state otherwise in an applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities described in this prospectus and an applicable prospectus supplement for general corporate purposes, including securities repurchase programs, capital expenditures, working capital, repayment or reduction of long term and short term debt and the financing of acquisitions. We may invest funds that we do not immediately require in short term marketable securities.

 RATIOS

        Our ratios of earnings to fixed charges and of earnings to combined fixed charges and preference share dividends for each of the periods indicated are as follows:

	Six Months Ended June 30,		Year Ended December 31,
	2012	2011	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges	6.0	5.6	5.6	5.6	6.5	6.1	5.7
Ratio of earnings to combined fixed charges and preference share dividends	6.0	5.6	5.6	5.6	6.5	6.1	5.7

        For these ratios, earnings consist of income from continuing operations before provision for income taxes and noncontrolling interest, less the earnings from unconsolidated entities under the equity method of accounting, and fixed charges. Fixed charges include interest expense and that portion of rental expense we deem to represent interest. Combined fixed charges and preferred stock dividends include preference share dividend requirements, interest expense and that portion of rental expense we deem to represent interest. Preference share dividends consist of the pre tax earnings required to pay dividends on all preference shares.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

        In this description, references to "Aon," the "company," "we," "us" or "our" refer only to Aon plc and not to any of our subsidiaries or affiliates, including Aon Delaware. Also, in this section, references to "holders" mean those who own debt securities and the related guarantees registered in their own names, on the books that the appropriate registrar for Aon plc or Aon Delaware, as the case may be, maintains for this purpose, and not those who own beneficial interests in debt securities and the related guarantees registered in "street name" or in debt securities and the related guarantees issued in book-entry form and held through one or more depositaries.

        This prospectus describes certain general terms and provisions of the debt securities that we may offer (the "Aon plc debt securities") and that Aon Delaware may offer (the "Aon Delaware debt securities") pursuant to this prospectus. When we or Aon Delaware offer to sell a particular series of debt securities, we or Aon Delaware will describe the specific terms of the series in one or more prospectus supplements. We or Aon Delaware will also indicate in an applicable prospectus supplement the extent to which the general terms and provisions described in this prospectus apply to a particular series of debt securities.

        Aon plc may issue Aon plc debt securities under either (1) a senior indenture (the "Aon plc senior indenture") among Aon plc, as issuer; Aon Delaware, as guarantor (the "Aon plc senior debt guarantor") in respect of certain series of Aon plc senior debt securities (as defined below); and The Bank of New York Mellon Trust Company, N.A., as trustee (the "Aon plc senior debt trustee"), or (2) a subordinated indenture (the "Aon plc subordinated indenture") among Aon plc, as issuer; Aon Delaware, as guarantor (the "Aon plc subordinated debt guarantor" and, together with the Aon plc senior debt guarantor, the "Aon plc guarantor") in respect of certain series of Aon plc subordinated debt securities (as defined below); and The Bank of New York Mellon Trust Company, N.A., as trustee (the "Aon plc subordinated debt trustee" and, together with the Aon plc senior debt trustee, the "Aon plc trustee"). Any Aon plc debt securities that we issue under the Aon plc senior indenture will constitute unsubordinated debt of Aon plc ("Aon plc senior debt securities") and will rank senior to any Aon plc debt securities that Aon plc issues under the Aon plc subordinated indenture ("Aon plc subordinated debt securities"). Any guarantee that Aon Delaware, as the Aon plc senior debt guarantor, issues under the Aon plc senior indenture will constitute an unsubordinated obligation of Aon Delaware (each, an "Aon plc senior debt guarantee") and will rank senior to any guarantee that Aon Delaware, as the Aon plc subordinated debt guarantor, issues under the Aon plc subordinated indenture (each, an "Aon plc subordinated debt guarantee" and, together with the Aon plc senior debt guarantees, the "Aon plc debt guarantees").

        Aon Delaware may issue Aon Delaware debt securities under either (1) a senior indenture (the "Aon Delaware senior indenture") among Aon Delaware, as issuer; Aon plc, as guarantor (the "Aon Delaware senior debt guarantor") in respect of certain series of Aon Delaware plc senior debt securities (as defined below); and The Bank of New York Mellon Trust Company, N.A., as trustee (the "Aon Delaware senior debt trustee"), or (2) a subordinated indenture (the "Aon Delaware subordinated indenture") among Aon Delaware, as issuer; Aon plc, as guarantor (the "Aon Delaware subordinated debt guarantor" and, together with the Aon Delaware senior debt guarantor, the "Aon Delaware guarantor") in respect of certain series of Aon plc Delaware subordinated debt securities (as defined below); and The Bank of New York Mellon Trust Company, N.A., as trustee (the "Aon Delaware subordinated debt trustee" and, together with the Aon Delaware senior debt trustee, the "Aon Delaware trustee"). Any Aon Delaware debt securities that Aon Delaware issues under the Aon Delaware senior indenture will constitute unsubordinated debt of Aon Delaware ("Aon Delaware senior debt securities") and will rank senior to any Aon Delaware debt securities that Aon Delaware issues under the Aon Delaware subordinated indenture ("Aon Delaware subordinated debt securities"). Any guarantee that Aon plc, as the Aon Delaware senior debt guarantor, issues under the Aon Delaware senior indenture will constitute an unsubordinated obligation of Aon plc (each, an "Aon Delaware senior debt guarantee") and will rank senior to any guarantee that Aon plc, as the Aon Delaware subordinated debt guarantor, issues under the Aon Delaware subordinated indenture (each, an "Aon Delaware subordinated debt guarantee" and, together with the Aon Delaware senior debt guarantees, the "Aon Delaware debt guarantees").

        In this description, the Aon plc debt securities and the Aon Delaware debt securities are sometimes referred to together as the "debt securities," the Aon plc senior debt securities and the Aon Delaware senior debt securities are sometimes referred to together as the "senior debt securities," the Aon plc subordinated debt securities and the Aon Delaware subordinated debt securities are sometimes referred together as the "subordinated debt securities," the Aon plc senior indenture and the Aon Delaware senior indenture are sometimes referred to together as the "senior indentures," the Aon plc subordinated indenture and the Aon Delaware subordinated indenture are sometimes referred to together as the "subordinated indentures," the senior indentures and the subordinated indentures are sometimes referred to together as the "indentures," the Aon plc debt guarantees and the Aon Delaware debt guarantees are sometimes referred to together as the "guarantees," each of Aon plc and Aon Delaware, in each case in its capacity as issuer of debt securities, is sometimes referred to as the "issuer," each of the Aon plc debt guarantor and the Aon Delaware debt guarantor is sometimes referred to as the "guarantor," each of the Aon plc senior trustee and the Aon Delaware senior trustee is sometimes referred to as the "senior trustee," each of the Aon plc subordinated trustee and the Aon Delaware subordinated trustee is sometimes referred to as the "subordinated trustee," and each of the senior trustee and the subordinated trustee is sometimes referred to as the "trustee."

        Each series of debt securities will be issued under the terms of an amendment or supplement to the applicable indenture that takes the form of a supplemental indenture or an officers' certificate delivered under the authority of resolutions adopted by the board of directors of the issuer and the terms of that indenture. The terms of any debt securities and, if applicable, the guarantees will include those stated in the applicable indenture and those made part of that indenture by reference to the Trust Indenture Act of 1939, which we refer to as the "Trust Indenture Act." The debt securities will be subject to all those terms, and we refer prospective purchasers and holders of debt securities and guarantees to the applicable indenture and the Trust Indenture Act for a statement of those terms.

        The following summaries of various provisions of the debt securities, the indentures and the guarantees are not complete. They do not describe certain exceptions and qualifications contained in the debt securities, the indentures and the guarantees, and are qualified in their entirety by reference to the provisions of the debt securities, the indentures and the guarantees. Unless we otherwise indicate, capitalized terms have the meanings assigned to them in the applicable indenture.

        An applicable prospectus supplement will specify the issuer, the guarantor, if any, whether the debt securities offered thereby will be senior or subordinated debt and whether the debt securities are to be guaranteed. The debt securities may be issued as part of units consisting of debt securities and other securities that Aon plc or Aon Delaware may offer under this prospectus. If debt securities are issued as part of units of debt securities and other securities that Aon plc or Aon Delaware may issue under this prospectus, an applicable prospectus supplement will describe any applicable material federal income tax consequences to holders.

General

        The debt securities will be unsecured obligations of the applicable issuer. None of the indentures limit the amount of debt securities that the issuer may issue. Each indenture provides that the issuer may issue debt securities from time to time in one or more series.

        The Aon plc senior debt securities and any Aon Delaware senior debt guarantee will be unsecured and unsubordinated obligations of Aon plc and will rank equally in right of payment with Aon plc's other unsecured and unsubordinated obligations. The Aon plc subordinated debt securities and any

Aon Delaware subordinated debt guarantee will be subordinated obligations and will rank junior in right of payment, as more fully described in the applicable subordinated indenture, to Aon plc's senior indebtedness. Because Aon plc is a holding company, the holders of Aon plc debt securities and Aon Delaware debt guarantees may not receive assets of our subsidiaries in a liquidation or recapitalization until the claims of our subsidiaries' creditors and any insurance policyholders (in the case of our insurance subsidiaries) are paid, except to the extent that Aon plc may have recognized claims against such subsidiaries. In addition, certain regulatory laws limit some of Aon plc's subsidiaries from making payments to Aon plc of dividends and on loans and other transfers of funds.

        The Aon Delaware senior debt securities and any Aon plc senior debt guarantee will be unsecured and unsubordinated obligations of Aon Delaware and will rank equally in right of payment with Aon Delaware's other unsecured and unsubordinated obligations. The Aon Delaware subordinated debt securities and any Aon plc subordinated debt guarantee will be subordinated obligations and will rank junior in right of payment, as more fully described in the applicable subordinated indenture, to Aon Delaware's senior indebtedness. Because Aon Delaware is a holding company, the holders of Aon Delaware debt securities and Aon plc debt guarantees may not receive assets of Aon Delaware's subsidiaries in a liquidation or recapitalization until the claims of Aon Delaware's subsidiaries' creditors and any insurance policyholders (in the case of Aon Delaware's insurance subsidiaries) are paid, except to the extent that Aon Delaware may have recognized claims against such subsidiaries. In addition, certain regulatory laws limit Aon Delaware's subsidiaries from making payments to Aon Delaware of dividends and on loans and other transfers of funds.

        An applicable prospectus supplement will describe the specific terms relating to the series of debt securities being offered. These terms will include some or all of the following:

  •
  the name of the issuer of those debt securities and, if applicable, the name of the guarantor;

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  the title of the debt securities and whether the debt securities and, if applicable, the guarantee will be senior or subordinated;

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  the total principal amount of the debt securities;

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  whether the issuer will issue the debt securities in global form;

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  the maturity date or dates of the debt securities;

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  the interest rate or rates, if any (which may be fixed or variable), and, if applicable, the method used to calculate the interest rate;

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  the date or dates from which interest will accrue and on which interest will be payable and the date or dates used to determine the persons to whom interest will be paid;

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  whether those debt securities will be guaranteed;

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  the place or places where principal of, and any premium or interest on, the debt securities will be paid;

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  whether (and if so, when and under what terms and conditions) the debt securities may be redeemed by the issuer at its option or at the option of the holders;

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  whether there will be a sinking fund;

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  if other than United States dollars and denominations of $1,000 or any multiple of $1,000, the currency or currencies or currency unit or currency units or composite currency and denomination in which the debt securities will be issued and in which payments will be made;

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  if other than the principal amount, the portion of the principal amount of the debt securities that the issuer will pay upon acceleration of the maturity date;

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  if the debt securities are not subject to defeasance by the issuer;

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  any deletions from, modifications of or additions to the events of default applicable to such debt securities;

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  whether the Aon plc debt securities will be exchangeable for or convertible into Class A Ordinary Shares of Aon plc or other securities or property and the terms and conditions governing such exchange or conversion;

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  whether the Aon Delaware debt securities will be exchangeable for or convertible into other securities or property and the terms and conditions governing such exchange or conversion; and

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  any other terms of the debt securities being offered.

        If an issuer denominates the purchase price of a series of debt securities in a non-United States dollar currency or currencies or a non-United States dollar currency unit or units, or if the principal of, any premium and interest on any series of debt securities is payable in a non-United States dollar currency or currencies or a non-United States dollar currency unit or units, an applicable prospectus supplement will describe any special United States federal income tax considerations.

        The issuer will pay principal and any interest, premium and additional amounts in the manner, at the places and subject to the restrictions set forth in the applicable debt securities, the applicable indenture and any applicable prospectus supplement. The issuer will not impose a service charge for any transfer or exchange of debt securities, but it may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed. (Section 2.05 of the indentures)

        Unless otherwise indicated in an applicable prospectus supplement, each issuer will issue debt securities in fully registered form, without coupons, in denominations of $1,000 or multiples of $1,000. (Sections 2.01 and 2.04 of the indentures)

        The issuer may offer to sell at a substantial discount below their stated principal amount, debt securities bearing no interest or interest at a rate that, at the time of issuance, is below the prevailing market rate. An applicable prospectus supplement will describe any special United States federal income tax considerations applicable to any of those discounted debt securities.

        The issuer may offer to sell debt securities in which the principal or interest will be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. The principal amount or payment of interest applicable to those debt securities may be greater than or less than the amount of principal or interest otherwise payable, depending upon the value of the applicable currency, commodity, equity index or other factor on the date on which that principal or interest is due. An applicable prospectus supplement will describe the methods used to determine the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on that date is linked and certain additional tax considerations applicable to those debt securities.

        The indentures do not restrict our or Aon Delaware's ability to incur unsecured indebtedness or, subject to the restrictions described in "—Consolidation and Merger," to engage in reorganizations, restructurings, mergers, consolidations or similar transactions that have the effect of increasing our or Aon Delaware's indebtedness. Accordingly, unless an applicable prospectus supplement states otherwise, neither the debt securities nor any guarantees will contain any provisions that afford holders protection against the issuer or, if applicable, the guarantor incurring unsecured indebtedness or engaging in certain reorganizations or transactions. As a result, we or Aon Delaware could become highly leveraged.

Events of Default

        With respect to any series of debt securities, "event of default" means any of the following:

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  failure to pay the principal of, or any premium on, any debt security of that series when due;

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  failure to pay the interest or any additional amount on any debt security of that series when due and such failure continues for 30 days;

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  if that series of debt securities is guaranteed, the cessation of the guarantee of any debt security of that series to be in full force and effect, the declaration that the guarantee of those debt securities is null and void and unenforceable, the finding that the guarantee of those debt securities is invalid or the denial by the guarantor of its liability under its guarantee of those debt securities (other than by reason of release of the guarantor in accordance with the terms of the applicable indenture);

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  failure by the issuer or, if applicable, the guarantor to comply with any of its other agreements contained in the applicable indenture and the continuation of that failure for 90 days after written notice of that failure is given to the issuer or, if applicable, the guarantor from the applicable trustee (or to the issuer and, if applicable, the guarantor and that trustee from the holders of at least 25% in principal amount of the outstanding debt securities of that series);

  •
  certain events of bankruptcy, insolvency or reorganization relating to the issuer or, if applicable, the guarantor;

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  if that series of debt securities is convertible or exchangeable into Class A Ordinary Shares or any other securities or property, default in the delivery of any Class A Ordinary Shares, together with cash instead of fractional shares, or any other securities or property, as applicable, when required to be delivered upon conversion or exchange of any debt security of that series, and continuance of such default for a period of 10 business days; and

  •
  any other event of default provided with respect to debt securities of that series that is described in an applicable prospectus supplement. (Section 6.01 of the indentures)

        If there is a continuing event of default with respect to any outstanding series of debt securities, the applicable trustee or the holders of at least 25% of the outstanding principal amount of the debt securities of that series may require the issuer or, if applicable, the guarantor to pay immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. However, at any time after that trustee or the holders, as the case may be, declare that acceleration with respect to debt securities of any series, but before the applicable person has obtained a judgment or decree for payment of the money, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain conditions, cancel such acceleration if (i) all events of default (other than the non-payment of accelerated principal) with respect to debt securities of that series have been cured or (ii) all such events of default have been waived, each as provided in the applicable indenture. (Section 6.01 of the indentures) For information as to waiver of defaults, see "—Modification and Waiver." The particular provisions relating to acceleration of the maturity of a portion of the principal amount of such debt securities that are discount securities triggered by an event of default shall be described in an applicable prospectus supplement.

        Each indenture provides that, subject to the duties of the applicable trustee to act with the required standard of care if there is a continuing event of default, the applicable trustee need not exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities, unless those holders have offered to the applicable trustee security or indemnity reasonably satisfactory to it. (Section 6.04 of the indentures) Subject to those provisions for security or indemnification of the applicable trustee and certain other conditions, the holders of the majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee or exercising any trust or power that trustee holds, in each case, with respect to the debt securities of that series. (Section 6.06 of the indentures)

        No holder of any debt security of any series will have any right to institute any proceeding with respect to any indenture or for any remedy under the applicable indenture unless:

  •
  the applicable trustee has failed to institute the proceeding for 60 days after the holder has previously given that trustee written notice of a continuing event of default with respect to debt securities of that series;

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  the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable security or indemnity, to the applicable trustee to institute the proceeding as trustee; and

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  the applicable trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request. (Section 6.04 of the indentures)

        However, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any premium or interest on, that debt security on or after the date or dates they are to be paid as expressed in or pursuant to that debt security and to institute suit for the enforcement of any such payment. (Section 6.04 of the indentures)

        Each indenture provides that the applicable trustee shall provide notice to the holders of debt securities of any series within 90 days of the occurrence of any default with respect to debt securities of that series known to such trustee, except that the trustee need not provide holders of debt securities of any series notice of any default (other than the non-payment of principal or any premium, interest or additional amounts) if such default has been cured and it considers it in the interest of the holders of debt securities of that series not to provide that notice. (Section 6.07 of the indentures)

Consolidation and Merger

        Each indenture provides that each of the issuer and the guarantor may consolidate with or merge or convert into, or convey, transfer or lease its properties or assets substantially as an entirety to, another person without the consent of any debt security holders if, along with certain other conditions set forth in the indentures:

  •
  the issuer or the guarantor, as the case may be, is the successor person; or

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  the successor person (if other than the issuer or the guarantor, as the case may be) formed by such consolidation or conversion or into which the issuer or the guarantor, as the case may be, merges or converts or which acquires or leases the assets of the issuer or the guarantor, as the case may be, substantially as an entirety:

  •
  in the case of Aon Delaware, is a corporation or other entity organized and existing under the laws of the United States, any state thereof or the District of Columbia; and

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  in the case of either Aon plc or Aon Delaware, expressly assumes by supplemental indenture the obligations of the issuer or the guarantor, as the case may be, in relation to the debt securities or the guarantees, as the case may be, and under the applicable indenture;

  •
  immediately after giving effect to such transaction, there is no event of default, and no event which, after notice or passage of time or both, would become an event of default; and

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  Aon plc or Aon Delaware, as the case may be, has delivered to the trustee an officers' certificate stating that the transaction complies with the conditions set forth in the applicable indenture. (Section 11.01 of the indentures)

        It is possible that a merger, transfer, lease or other transaction could be treated for United States federal income tax purposes as a taxable exchange by the holders of debt securities or guarantees for new securities, which could result in holders of debt securities or guarantees recognizing taxable gain or loss for US federal income tax purposes. A merger, transfer, lease or other transaction could also have adverse tax consequences to holders of debt securities or guarantees under other tax laws to which the holders are subject.

Payment of Additional Amounts by Aon plc

        Payments made by Aon plc as issuer under or with respect to the Aon plc debt securities and as Aon Delaware debt guarantor under or with respect to the Aon Delaware debt guarantees will be made free and clear of and without withholding or deduction for or on account of any present or future income, stamp or other tax, duty, levy, impost, assessment or other governmental charge of any nature whatsoever imposed or levied by or on behalf of the government of the United Kingdom, of any territory of the United Kingdom or by any authority or agency therein or thereof having the power to tax, which we refer to collectively as "Taxes," unless Aon plc is required to withhold or deduct Taxes by law.

        If Aon plc is required to withhold or deduct any amount for or on account of Taxes from any payment made with respect to the Aon plc debt securities or Aon Delaware debt guarantees, Aon plc will pay such additional amounts as may be necessary so that the net amount received by each holder (including additional amounts) after such withholding or deduction will not be less than the amount the holder would have received if the Taxes had not been withheld or deducted; provided that no additional amounts will be payable with respect to Taxes:

  •
  that would not have been imposed but for the existence of any present or former connection between such holder or beneficial owner of the Aon plc debt securities or Aon Delaware debt guarantees (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership or corporation) and the United Kingdom or any political subdivision or territory or possession thereof or therein or area subject to its jurisdiction, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or treated as a resident thereof or domiciled thereof or a national thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein;

  •
  that are estate, inheritance, gift, sales, transfer, personal property, wealth or similar taxes, duties, assessments or other governmental charges;

  •
  payable other than by withholding from payments of principal of and premium, if any, or interest on the Aon plc debt securities or the Aon Delaware debt guarantees, as the case may be;

  •
  that would not have been imposed but for the failure of the applicable recipient of such payment to comply with any certification, identification, information, documentation or other reporting requirement to the extent:

  •
  such compliance is required by applicable law or administrative practice or an applicable treaty as a precondition to exemption from, or reduction in, the rate of deduction or withholding of such Taxes; and

    •
    at least 30 days before the first payment date with respect to which such additional amounts shall be payable, Aon plc has notified such recipient in writing that such recipient is required to comply with such requirement;

  •
  that would not have been imposed but for the presentation of an Aon plc debt security or an Aon Delaware debt guarantee (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurred later;

  •
  that are imposed on a payment to an individual and are required to be made pursuant to any European Union Directive on the taxation of savings income relating to the proposal for a directive on the taxation of savings income published by the ECOFIN Council on December 13, 2001 or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such Directive;

  •
  that would not have been imposed if presentation for payment of the relevant Aon plc debt securities or Aon Delaware debt guarantees had been made to a paying agent other than the paying agent to which the presentation was made; or

  •
  any combination of the foregoing items;

nor shall additional amounts be paid with respect to any payment of the principal of or interest on any Aon plc debt security or Aon Delaware debt guarantees to any such holder who is a fiduciary or a partnership or a beneficial owner who is other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to such additional amounts had it been the holder of the debt security.

        All references in this prospectus, other than under "—Defeasance" below, to the principal of or premium, if any, or interest, if any, on or the net proceeds received on the sale or exchange of, any debt securities shall be deemed to include additional amounts to the extent that, in that context, additional amounts are, were or would be payable.

        Aon plc has agreed in the Aon plc senior indenture and the Aon plc subordinated indenture that at least one paying agent for each series of Aon plc debt securities will be located outside the United Kingdom. Aon plc has also agreed that if it maintains a paying agent with respect to a particular series of Aon plc debt securities in any member state of the European Union, it will maintain a paying agent in at least one member state (other than the United Kingdom) that will not be obliged to withhold or deduct taxes pursuant to any law implementing European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income, provided there is at least one member state that does not require a paying agent to withhold or deduct pursuant to such Directive.

        Aon plc's obligation to pay additional amounts if and when due will survive the termination of the indentures and the payment of all other amounts in respect of the debt securities.

        If, as a result of Aon plc's consolidation, merger with or conversion into a successor person organized under the laws of a jurisdiction other than the United Kingdom (or, in each case, any political subdivision or taxing authority thereof) as described above under "—Consolidation and Merger", or the conveyance, transfer or lease by Aon plc of its assets substantially as an entirety to such successor person, and such an entity expressly assumes the obligations of Aon plc under the indentures and any outstanding Aon plc debt securities and Aon Delaware debt guarantees, such successor person will pay additional amounts on the same basis as described above, except that references to the "United Kingdom" will be treated as references to both the United Kingdom and the country in which such successor person is organized or resident (or deemed resident for tax purposes).

Optional Tax Redemption

        In the case of Aon plc debt securities and Aon Delaware debt securities benefiting from an Aon Delaware debt guarantee, the issuer may redeem any series of those debt securities in whole but not in part at any time, on giving not less than 30 nor more than 90 days' notice of such redemption, at a redemption price equal to the principal amount plus accrued interest, if any, to the date fixed for redemption (except in the case of discounted debt securities, which may be redeemed at the redemption price specified by the terms of each series of such debt securities), if:

  •
  The issuer determines that, as a result of any change in, amendment to or announced proposed change in the laws or any regulations or rulings promulgated thereunder of the United Kingdom (or of any political subdivision or taxing authority thereof) or, in the event of the assumption of Aon plc's obligations under the Aon plc debt securities or Aon Delaware debt securities benefitting from an Aon Delaware debt guarantee, as the case may be, by a successor person not organized under the laws of the United States or the United Kingdom (or any political subdivision or taxing authority thereof as described under "—Consolidation and Merger"), the jurisdiction in which such successor person is organized (or deemed resident for tax purposes), or any change in the application or official interpretation of such laws, regulations or rulings, or any change in the application or official interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which any such jurisdiction is a party, which change, execution or amendment becomes effective on or after (i) the issue date of the applicable Aon plc debt securities or Aon Delaware debt guarantee, as the case may be, (ii) in the event of the assumption by a successor person of the obligations of Aon plc under the applicable indenture, and the Aon plc debt securities or the Aon Delaware debt guarantees, as the case may be, as described above under "—Consolidation and Merger," under the laws of a jurisdiction other than the United States or the United Kingdom (or, in each case, any political subdivision or taxing authority thereof), with respect to taxes imposed by such other jurisdiction, the date of the transaction resulting in such assumption or (iii) such other date specified with respect to the relevant debt securities and, in the case of each of (i), (ii) or (iii), Aon plc would be required to pay additional amounts (as described under "—Payment of Additional Amounts by Aon plc") with respect to that series of Aon plc debt securities or under an Aon Delaware debt guarantee, as the case may be, on the next succeeding interest payment date for the relevant debt securities and the payment of such additional amounts cannot be avoided by the use of reasonable measures available to Aon plc; or

  •
  The issuer determines, based upon an opinion of independent counsel of recognized standing that, as a result of any action taken by any legislative body of, taxing authority of, or any action brought in a court of competent jurisdiction in, the United Kingdom (or any political subdivision or taxing authority thereof) or, in the event of the assumption of Aon plc's obligations under the Aon plc debt securities or Aon Delaware debt securities benefitting from an Aon Delaware debt guarantee, as the case may be, by a successor person not organized under the laws of the United States or the United Kingdom (or, in each case, any political subdivision thereof as described above under "—Consolidation and Merger"), the jurisdiction in which such successor person is organized (or deemed resident for tax purposes), which action is taken or brought on or after (i) the issue date of the applicable Aon plc debt securities or Aon Delaware debt guarantee, as the case may be, (ii) in the event of the assumption by a successor person of the obligations of Aon plc under the applicable indenture and the Aon plc debt securities or the Aon Delaware debt guarantees, as the case may be, as described above under "—Consolidation and Merger," under the laws of a jurisdiction other than the United Kingdom or the United States (or, in each case, any political subdivision or taxing authority thereof), with respect to taxes imposed by such other jurisdiction, the date of the transaction resulting in such assumption or (iii) such other date specified with respect to the relevant debt securities and, in the case of each of (i),

    (ii) and (iii), there is a substantial probability that the circumstances described above would exist.

        No notice of any such redemption may be given earlier than 90 days prior to the earliest date on which Aon plc would be obligated to pay any additional amounts.

        In the case of Aon plc debt securities and Aon Delaware debt securities benefiting from an Aon Delaware debt guarantee, Aon plc will also pay to each holder, or make available for payment to each such holder, on the redemption date, any additional amounts resulting from the payment of such redemption price by Aon plc as issuer or guarantor, as the case may be. Prior to the delivery of any notice of redemption, the issuer will deliver to the trustee an officer's certificate stating that it is entitled to effect or cause a redemption and setting forth a statement of facts showing that the conditions precedent of the right so to redeem or cause such redemption have occurred, and in the case of a redemption based on an opinion of independent counsel referred to in the second bullet above, such independent counsel's opinion.

        Any notice of redemption will be irrevocable once an officer's certificate has been delivered to the trustee.

Defeasance

        Defeasance and Discharge.    Unless the debt securities of any series provide otherwise, the issuer and, if applicable, the guarantor may be discharged from any and all obligations in respect of the debt securities of that series and any related guarantee, as applicable (except for certain obligations to register the transfer or exchange of debt securities of that series, to replace stolen, destroyed, lost or mutilated debt securities of that series, to maintain paying agencies, to execute and furnish definitive securities evidenced by temporary securities, to return moneys deposited with or paid to the trustee or any paying agent remaining unclaimed for three years, to compensate and indemnify the applicable trustee or to furnish such trustee (if that trustee is not the registrar) with the names and addresses of holders of debt securities of that series). This discharge, referred to as defeasance, will occur only if, among other things:

  •
  the issuer or, if applicable, the guarantor or both irrevocably deposit with the applicable trustee, in trust, money and/or securities of the government which issues the currency in which the debt securities of that series are payable or securities of agencies backed by the full faith and credit of that government, which, through the payment of interest and principal in accordance with their terms, will provide, in the opinion of a nationally recognized public accounting firm, enough money to pay each installment of principal of, and any premium and interest on, and any additional amounts known to be payable at the time of such defeasance and discharge and any mandatory sinking fund payments in respect of, the debt securities of that series on the applicable due dates for those payments in accordance with the terms of those debt securities; and

  •
  the issuer or, if applicable, the guarantor delivers to the applicable trustee an opinion of counsel confirming that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the discharge had not occurred.

        That opinion must state that the issuer or, if applicable, the guarantor has received from the United States Internal Revenue Service a ruling or, since the date of execution of the applicable indenture, there has been a change in the applicable United States federal income tax law, in any case, in support of that opinion. (Sections 13.02 and 13.04 of the indentures)

        In addition, the issuer or, if applicable, the guarantor or both may also obtain a discharge of either indenture with respect to all debt securities issued under that indenture and any related guarantee, as applicable, by depositing with the applicable trustee, in trust, enough money to pay all amounts due on the debt securities on the date those payments are due or upon redemption of all of those debt securities, so long as those debt securities are by their terms to become due and payable within one year or are to be called for redemption within one year. (Section 12.01 of the indentures)

        Defeasance of Certain Covenants and Certain Events of Default.    Unless the debt securities of any series provide otherwise, upon compliance with certain conditions:

  •
  the issuer and, if applicable, the guarantor may omit to comply with any provision of the applicable indenture (except for certain obligations to register the transfer or exchange of debt securities of that series, to replace stolen, destroyed, lost or mutilated debt securities of that series, to maintain paying agencies, to execute and furnish definitive securities evidenced by temporary securities, to return moneys deposited with or paid to the trustee or any paying agent on any debt security and not applied to payments on the debt securities but remaining unclaimed for three years, to punctually pay the principal of and premium or interest, if any, on the debt securities, to deliver to the trustee an annual statement as to default, to adhere to the covenants with respect to payment on the debt securities on default, to adhere to the resignation or removal procedures regarding the trustee, to compensate and indemnify the applicable trustee or to furnish that trustee (if that trustee is not the registrar) with the names and addresses of holders of debt securities of that series), including the covenant described under "—Consolidation and Merger"; and

  •
  any omission to comply with those covenants will not constitute an event of default with respect to the debt securities of that series ("covenant defeasance"). (Sections 13.03 and 13.04 of the indentures)

        The conditions include, among other things:

  •
  irrevocably depositing with the applicable trustee, in trust, money and/or securities of the government which issues the currency in which the debt securities of that series are payable or securities of agencies backed by the full faith and credit of that government, which, through the payment of interest and principal in accordance with their terms, will provide, in the opinion of a nationally recognized public accounting firm, enough money to pay each installment of principal of, any premium and interest on, and any additional amounts known to be payable at the time of such covenant defeasance and any mandatory sinking fund payments in respect of, the debt securities of that series on the applicable due dates for those payments in accordance with the terms of those debt securities; and

  •
  delivering to the applicable trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred. (Section 13.04 of the indentures)

        Covenant Defeasance and Certain Other Events of Default.    If the issuer or, if applicable, the guarantor exercises or both exercise the option to effect a covenant defeasance with respect to the debt securities of any series as described above and the debt securities of that series are thereafter declared due and payable because of an event of default (other than an event of default caused by failing to comply with the covenants that are defeased), the amount of money and securities it has or they have deposited with the applicable trustee would be sufficient to pay amounts due on the debt securities of that series on their respective due dates but may not be sufficient to pay amounts due on the debt securities of that series at the time of acceleration resulting from that event of default. However, the issuer and, if applicable, the guarantor would remain liable for any shortfall.

Modification and Waiver

        Each indenture provides that the issuer and, if applicable, the guarantor may enter into supplemental indentures with the applicable trustee without the consent of the holders of debt securities to:

  •
  document the fact that a successor entity has assumed the issuer's or, if applicable, the guarantor's obligations;

  •
  add covenants or events of default or to surrender any right or power conferred upon the issuer or, if applicable, the guarantor for the benefit of the holders of debt securities;

  •
  add or change such provisions as are necessary to permit the issuance of global debt securities;

  •
  cure any ambiguity or correct any inconsistency in the indenture or in the terms of the debt securities as shall not adversely affect the interests of the holders of debt securities in any material respect;

  •
  conform the applicable indenture or the terms of the debt securities or guarantees to any terms set forth in this prospectus or an applicable prospectus supplement;

  •
  document the fact that a successor trustee has been appointed; or

  •
  establish the forms and terms of debt securities of any series. (Section 10.01 of the indentures)

        The issuer and, if applicable, the guarantor may enter into a supplemental indenture to modify an indenture with the consent of the applicable trustee and the holders of at least a majority in principal amount of outstanding debt securities of each series affected by such supplemental indenture. However, the issuer and, if applicable, the guarantor may not modify an indenture without the consent of the holders of all then-outstanding debt securities of the affected series issued under that indenture to:

  •
  extend the maturity date of, or change the due date of any installment of principal of or interest on, or payment of additional amounts with respect to, the debt securities of that series;

  •
  reduce the principal amount of, or any premium payable or interest rate on, the debt securities of that series;

  •
  reduce the amount due and payable upon acceleration or make payments thereon payable in any currency other than that provided in that debt security;

  •
  make any change that adversely affects the right, if any, to convert or exchange any debt security for shares or other securities or property in accordance with its terms;

  •
  impair the right to institute suit for the enforcement of any such payment on or after its due date; or

  •
  reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is necessary to effect any such modification or amendment of the indenture, for waiver of compliance with certain covenants and provisions in the indenture or for waiver of certain defaults. (Section 10.02 of the indentures)

        The holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive any past default under the applicable indenture with respect to that series, except a default in the payment of the principal of or any premium or any interest on, any debt security of that series or in respect of a provision which under the applicable indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that affected series. (Section 6.09 of the indentures)

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that the issuer will deposit with a depositary identified in an applicable prospectus supplement. Unless and until it is exchanged in whole or in part for the individual debt securities that it represents, a global security may not be transferred except as a whole:

  •
  by the applicable depositary to a nominee of the depositary;

  •
  by any nominee to the depositary itself or another nominee; or

  •
  by the depositary or any nominee to a successor depositary or any nominee of the successor.

        An applicable prospectus supplement will describe the specific terms of the depositary arrangement with respect to a series of debt securities. We anticipate that the following provisions will generally apply to depositary arrangements.

        When a global security is issued, the depositary for the global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by that global security to the accounts of persons that have accounts with the depositary ("participants"). Those accounts will be designated by the dealers, underwriters or agents with respect to the underlying debt securities or by the issuer if those debt securities are offered and sold directly by the issuer. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. For interests of participants, ownership of beneficial interests in the global security will be shown on records maintained by the applicable depositary or its nominee. For interests of persons other than participants, that ownership information will be shown on the records of participants. Transfer of that ownership will be effected only through those records. The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair our ability to transfer beneficial interests in a global security.

        As long as the depositary for a global security, or its nominee, is the registered owner of that global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global security:

  •
  will not be entitled to have any of the underlying debt securities registered in their names;

  •
  will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form; and

  •
  will not be considered the owners or holders under the indenture relating to those debt securities.

        Payments of the principal of, any premium on and any interest on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing such debt securities. No issuer, guarantor, trustee, paying agent or registrar for the debt securities will be responsible for any aspect of the records relating to or payments made by the depositary or any participants on account of beneficial interests in the global security.

        It is expected that the depositary or its nominee, upon receipt of any payment of principal, any premium or interest relating to a global security representing any series of debt securities, immediately will credit participants' accounts with the payments. Those payments will be credited in amounts proportional to the respective beneficial interests of the participants in the principal amount of the global security as shown on the records of the depositary or its nominee. It is also expected that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices. This is now the case with securities held for the accounts of customers registered in "street name." Those payments will be the sole responsibility of those participants.

        If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed within 90 days, the issuer will issue individual debt securities of that series in exchange for the global security or securities representing that series. In addition, the issuer may at any time in its sole discretion determine not to have any debt securities of a series represented by one or more global securities. In that event, the issuer will issue individual debt securities of that series in exchange for the global security or securities. Furthermore, if specified in an applicable prospectus supplement, an owner of a beneficial interest in a global security may, on terms acceptable to the issuer, the trustee and the applicable depositary, receive individual debt securities of that series in exchange for those beneficial interests. The foregoing is subject to any limitations described in an applicable prospectus supplement. In any such instance, the owner of the beneficial interest will be entitled to physical delivery of individual debt securities equal in principal amount to the beneficial interest and to have the debt securities registered in its name. Those individual debt securities will be issued in any authorized denominations.

Subordination under the Aon plc Subordinated Debt Indenture

        The Aon plc subordinated debt securities and the Aon plc subordinated debt guarantees will be subordinate and junior in right of payment to all senior indebtedness of Aon plc and Aon Delaware, respectively, to the extent provided in the Aon plc subordinated debt indenture. (Sections 16.01 and 16.03 of the Aon plc subordinated debt indenture) Neither Aon plc, as issuer, nor Aon Delaware, as Aon plc subordinated debt guarantor, may make any payments on account of principal or any premium, redemption, interest or any other amount payable under the Aon plc subordinated debt securities or the Aon plc subordinated debt guarantees, as the case may be, at any time when it has defaulted with respect to payment of principal or any premium, interest, sinking fund or other payment due on its senior indebtedness. (Section 16.02 of the Aon plc subordinated debt indenture) If either Aon plc, as issuer, or Aon Delaware, as Aon plc subordinated debt guarantor, makes any payment described in the foregoing sentence before all of its senior indebtedness is paid in full, such payment or distribution will be applied to pay off the applicable senior indebtedness which remains unpaid. Subject to the condition that the senior indebtedness of Aon plc or Aon Delaware, as the case may be, is paid in full, if any such payments are made on the senior indebtedness of Aon plc or Aon Delaware, as the case may be, as described above, the holders of Aon plc subordinated debt securities or Aon plc subordinated debt guarantees will be subrogated to the rights of the senior debt security holders of Aon plc or Aon Delaware, as the case may be. (Section 16.03 of the Aon plc subordinated debt indenture)

        The Aon plc subordinated debt indenture defines the term "senior indebtedness" to mean:

  •
  all indebtedness of Aon plc or Aon Delaware, as the case may be, whether outstanding on the date of the Aon plc subordinated debt indenture or incurred later, for money borrowed (other than Aon plc subordinated debt securities or Aon Delaware subordinated debt securities, as the case may be) or otherwise evidenced by a note or similar instrument given in connection with the acquisition of any property or assets (other than inventory or other similar property acquired in the ordinary course of business), including securities or for the payment of money relating to a capitalized lease obligation (as defined in the Aon plc subordinated debt indenture);

  •
  any indebtedness of others described in the preceding bullet point which Aon plc or Aon Delaware, as the case may be, has guaranteed or which is otherwise its legal obligation;

  •
  any of Aon plc's or Aon Delaware's, as the case may be, indebtedness under interest rate swaps, caps or similar hedging agreements and foreign exchange contracts, currency swaps or similar agreements; and

  •
  renewals, extensions, refundings, restructurings, amendments and modifications of any indebtedness or guarantee described above. (Section 1.01 of the Aon plc subordinated debt indenture)

        "Senior indebtedness" does not include:

  •
  any indebtedness of Aon plc or Aon Delaware, as the case may be, to its subsidiaries; or

  •
  any indebtedness of Aon plc or Aon Delaware, as the case may be, which by its terms ranks equal or subordinated to the Aon plc subordinated debt securities or Aon plc subordinated debt guarantees in rights of payment or upon liquidation. (Section 1.01 of the Aon plc subordinated debt indenture)

        Because of the subordination provisions described above, some of the general creditors of Aon plc or Aon Delaware, as the case may be, may recover proportionately more than holders of the Aon plc subordinated debt securities or Aon plc subordinated debt guarantees if the assets of Aon plc or Aon Delaware, as the case may be, are distributed as a result of insolvency or bankruptcy. The Aon plc subordinated debt indenture provides that the subordination provisions will not apply to cash, properties and securities held in trust pursuant to the satisfaction and discharge and the legal defeasance provisions of the Aon plc subordinated debt indenture. (Section 16.03 of the Aon plc subordinated debt indenture) See "—Defeasance" for additional information regarding the legal defeasance provisions affecting the subordinated debt.

        We will set forth (or incorporate by reference) the approximate amount of senior indebtedness outstanding for each of Aon plc and Aon Delaware as of a recent date in any prospectus supplement under which we offer to sell Aon plc subordinated debt securities.

Subordination under the Aon Delaware Subordinated Debt Indenture

        The Aon Delaware subordinated debt securities and the Aon Delaware subordinated debt guarantees will be subordinate and junior in right of payment to all senior indebtedness of Aon Delaware and Aon plc, respectively, to the extent provided in the Aon Delaware subordinated debt indenture. (Sections 16.01 and 16.03 of the Aon Delaware subordinated debt indenture) Neither Aon Delaware, as issuer, nor Aon plc, as Aon Delaware subordinated debt guarantor, may make any payments on account of principal or any premium, redemption, interest or any other amount payable under the Aon Delaware subordinated debt securities or the Aon Delaware subordinated debt guarantees, as the case may be, at any time when it has defaulted with respect to payment of principal or any premium, interest, sinking fund or other payment due on its senior indebtedness. (Section 16.02 of the Aon Delaware subordinated debt indenture) If either Aon Delaware, as issuer, or Aon plc, as Aon Delaware subordinated debt guarantor, makes any payment described in the foregoing sentence before all of its senior indebtedness is paid in full, such payment or distribution will be applied to pay off the applicable senior indebtedness which remains unpaid. Subject to the condition that the senior indebtedness of Aon Delaware or Aon plc, as the case may be, is paid in full, if any such payments are made on the senior indebtedness of Aon Delaware or Aon plc, as the case may be, as described above, the holders of Aon Delaware subordinated debt securities or Aon Delaware subordinated debt guarantees will be subrogated to the rights of the senior debt security holders of Aon Delaware or Aon plc, as the case may be. (Section 16.03 of the Aon Delaware subordinated debt indenture)

        The Aon Delaware subordinated debt indenture defines the term "senior indebtedness" to mean:

  •
  all indebtedness of Aon Delaware or Aon plc, as the case may be, whether outstanding on the date of the Aon Delaware subordinated debt indenture or incurred later, for money borrowed (other than Aon Delaware subordinated debt securities or Aon plc subordinated debt securities, as the case may be) or otherwise evidenced by a note or similar instrument given in connection with the acquisition of any property or assets (other than inventory or other similar property acquired in the ordinary course of business), including securities or for the payment of money relating to a capitalized lease obligation (as defined in the Aon Delaware subordinated debt indenture);

  •
  any indebtedness of others described in the preceding bullet point which Aon Delaware or Aon plc, as the case may be, has guaranteed or which is otherwise its legal obligation;

  •
  any of Aon Delaware's or Aon plc's, as the case may be, indebtedness under interest rate swaps, caps or similar hedging agreements and foreign exchange contracts, currency swaps or similar agreements; and

  •
  renewals, extensions, refundings, restructurings, amendments and modifications of any indebtedness or guarantee described above. (Section 1.01 of the Aon Delaware subordinated debt indenture)

        "Senior indebtedness" does not include:

  •
  any indebtedness of Aon Delaware or Aon plc, as the case may be, to its subsidiaries; or

  •
  any indebtedness of Aon Delaware or Aon plc, as the case may be, which by its terms ranks equal or subordinated to the Aon Delaware subordinated debt securities or Aon Delaware subordinated debt guarantees in rights of payment or upon liquidation. (Section 1.01 of the Aon Delaware subordinated debt indenture)

        Because of the subordination provisions described above, some of the general creditors of Aon Delaware or Aon plc, as the case may be, may recover proportionately more than holders of the Aon Delaware subordinated debt securities or Aon Delaware subordinated debt guarantees if the assets of Aon plc or Aon Delaware, as the case may be, are distributed as a result of insolvency or bankruptcy. The Aon Delaware subordinated debt indenture provides that the subordination provisions will not apply to cash, properties and securities held in trust pursuant to the satisfaction and discharge and the legal defeasance provisions of the Aon Delaware subordinated debt indenture. (Section 16.03 of the Aon Delaware subordinated debt indenture) See "—Defeasance" for additional information regarding the legal defeasance provisions affecting the subordinated debt.

        We will set forth (or incorporate by reference) the approximate amount of senior indebtedness outstanding for each of Aon Delaware and Aon plc as of a recent date in any prospectus supplement under which we offer to sell Aon Delaware subordinated debt securities.

Guarantees

        Under each guarantee, the applicable guarantor will unconditionally guarantee the due and punctual payment of the principal, interest (if any), premium (if any) and all other amounts due on the applicable debt securities when the same shall become due and payable, whether at maturity, pursuant to mandatory or optional redemption or repayments, by acceleration or otherwise, in each case after any applicable grace periods or notice requirements, according to the terms of the applicable debt securities.

        The obligations of each guarantor under the guarantees will be unconditional, regardless of the enforceability of the applicable debt securities, and will not be discharged until all obligations under those debt securities and the applicable indenture are satisfied. Holders of the applicable debt securities may proceed directly against the guarantor under the applicable guarantee if an event of default affecting those debt securities occurs without first proceeding against the issuer.

Conversion Rights

        An applicable prospectus supplement will describe the terms and conditions, if any, on which debt securities being offered are convertible into our Class A Ordinary Shares or other securities. Such terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the issuer's option or the option of the holder, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of those debt securities.

Regarding the Trustee

        The issuers have commercial deposits and custodial arrangements with The Bank of New York—Mellon Trust Company, N.A., or "BNYM," and may have borrowed money from BNYM in the normal course of business. The issuers may enter into similar or other banking relationships with BNYM in the future in the normal course of business. In addition, the issuers have provided brokerage and other insurance services in the ordinary course of their respective businesses for BNYM. BNYM may also act as trustee with respect to other debt securities one or both of the issuers have issued.

        BNYM will be serving as the trustee under the senior indentures and the subordinated indentures. Consequently, if an actual or potential event of default occurs with respect to either the senior debt securities or the subordinated debt securities, BNYM may be considered to have a conflicting interest for purposes of the Trust Indenture Act. In that case, BNYM may be required to resign under one or more indentures, and the applicable issuer and, if applicable, the applicable guarantor would be required to appoint a successor trustee. For this purpose, a "potential" event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

Governing Law

        The debt securities, the guarantees and the indentures will be governed by and construed in accordance with the laws of the State of New York, except that, as the indentures specify, the subordination provisions of each series of Aon plc subordinated debt securities, any Aon Delaware subordinated debt guarantee and the Aon plc subordinated indenture, as they apply to Aon plc, will be governed by and construed in accordance with the laws of England and Wales (other than the appointment of any attorney-in-fact, which shall be governed by the laws of the State of New York).

DESCRIPTION OF PREFERENCE SHARES

        In this description, references to "Aon," the "company," "we," "us" or "our" refer only to Aon plc and not to any of our subsidiaries or affiliates. Also, in this section, references to "holders" mean those who own preference shares registered in their own names, on the books that our registrar or we maintain for this purpose, and not those who own beneficial interests in preference shares registered in "street name" or in shares issued in book-entry form and held through one or more depositaries.

        The description set forth below is only a summary and is not complete. For more information regarding the preference shares which may be offered by this prospectus, please refer to the documents incorporated by reference in this prospectus, the applicable prospectus supplement or supplements, our articles of association ("Articles"), which are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and any certificate of designations or other instrument establishing a series of preference shares, which will be filed with the SEC as an exhibit to or incorporated by reference in the registration statement at or prior to the time of the issuance of that series of preference shares.

        Our Articles authorize us to issue preference shares, in one or more series, with the number of shares of each series and the rights, preferences and limitations of each series to be determined by or pursuant to the authorization of our board of directors at the time of issue of the relevant preference shares. Our board of directors has been authorized to allot and issue up to 25,000,000 preference shares all of which remain authorized for allotment and issuance. This authority will expire on March 29, 2017, which is the date five years from the date we adopted our current Articles. Our preference shares will likely be afforded preferences regarding dividends and liquidation rights over our Class A Ordinary Shares and may be issued as redeemable shares, with all such other rights, terms and conditions to be determined by or pursuant to the authorization of the board of directors of Aon plc at the time of issue of the relevant preference shares.

        We will include the specific terms of each series of the preference shares being offered in an applicable prospectus supplement.

DESCRIPTION OF CLASS A ORDINARY SHARES

        In this description, references to "Aon," the "company," "we," "us" or "our" refer only to Aon plc and not to any of our subsidiaries or affiliates. Also, in this section, references to "holders" mean those who own ordinary shares of Aon registered in their own names, on the books that the registrar or we maintain for this purpose, and not those who own beneficial interests in ordinary shares registered in street name or in shares issued in book-entry form and held through one or more depositaries.

        The description of our Class A Ordinary Shares is incorporated into this prospectus by reference to the Current Report on Form 8-K12B filed with the SEC on April 2, 2012. Our Class A Ordinary Shares are listed on the New York Stock Exchange under the symbol "AON."

        For more information regarding the Class A Ordinary Shares which may be offered by this prospectus, please refer to the applicable prospectus supplement or supplements, our Articles, which are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and any other instrument relating to our ordinary shares filed with the SEC as an exhibit to or incorporated by reference in the registration statement at or prior to the time of the issuance of our Class A Ordinary Shares.

        Our Articles authorize us to allot and issue Class A Ordinary Shares, and to grant rights to subscribe for or to convert or exchange any security into or for Class A Ordinary Shares, which shall have the same rights, preferences and limitations as the existing Class A Ordinary Shares. Our board has been authorized to issue up to 415,000,000 Class A Ordinary Shares in addition to the Class A Ordinary Shares issued in connection with the Redomestication. Of this amount, 412,365,479 shares remain authorized for allotment and issuance. This authority will expire on March 29, 2017, which is the date five years from the date we adopted our current Articles.

DESCRIPTION OF SHARE PURCHASE CONTRACTS
AND SHARE PURCHASE UNITS

        In this description, references to "Aon," the "company," "we," "us" or "our" refer only to Aon plc and not to any of our subsidiaries. We may issue share purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of our Class A Ordinary Shares at a future date or dates. The price per share and the number of our Class A Ordinary Shares may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts. The share purchase contracts may be issued separately or as a part of share purchase units consisting of a share purchase contract and, as security for the holder's obligations to purchase our Class A Ordinary Shares under our Class A Ordinary Shares purchase contracts:

  •
  Aon plc senior debt securities or Aon plc subordinated debt securities;

  •
  preference shares; or

  •
  debt obligations of third parties, including Aon Delaware debt securities and U.S. Treasury securities.

        The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner and, in certain circumstances, we may deliver newly issued prepaid share purchase contracts upon release to a holder of any collateral securing such holder's obligations under the original share purchase contract.

        An applicable prospectus supplement will describe the terms of any share purchase contracts or share purchase units and, if applicable, prepaid share purchase contracts.

PLAN OF DISTRIBUTION

        We or Aon Delaware may sell the securities covered by this prospectus in any of the following ways (or in any combination):

  •
  through underwriters, dealers or remarketing firms;

  •
  directly to one or more purchasers, including to a limited number of institutional purchasers; or

  •
  through agents.

        Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Any discounts or commissions received by an underwriter, dealer, remarketing firm or agent on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act.

        In addition, we or Aon Delaware may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If an applicable prospectus supplement so indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and that applicable prospectus supplement, sell securities covered by this prospectus and that applicable prospectus supplement. If so, the third party may use securities borrowed from us or Aon Delaware or others to settle such sales and may use securities received from us to close any related short positions. We or Aon Delaware may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities covered by this prospectus and that applicable prospectus supplement.

        The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement or supplements and will include, among other things:

  •
  the type of and terms of the securities offered;

  •
  the price of the securities;

  •
  the proceeds to us from the sale of the securities;

  •
  the names of the securities exchanges, if any, on which the securities are listed;

  •
  the names of any underwriters, dealers, remarketing firms or agents and the amount of securities underwritten or purchased by each of them;

  •
  any over-allotment options under which underwriters may purchase additional securities from us or Aon Delaware;

  •
  any underwriting discounts, agency fees or other compensation to underwriters or agents; and

  •
  any discounts or concessions which may be allowed or reallowed or paid to dealers.

        If underwriters are used in the sale of securities, those securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in an applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in an applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of those securities if any are purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        If the dealers acting as principals are used in the sale of any securities, those securities will be acquired by the dealers, as principals, and may be resold from time to time in one or more transactions at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transactions will be set forth in an applicable prospectus supplement with respect to the securities being offered.

        Securities may also be offered and sold, if so indicated in an applicable prospectus supplement in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to as the "remarketing firms," acting as principals for their own accounts or as our agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us or Aon Delaware and its compensation will be described in an applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act in connection with the securities remarketed thereby.

        The securities may be sold directly by us or Aon Delaware or through agents designated by us from time to time. In the case of securities sold directly by us or Aon Delaware, no underwriters or agents would be involved. Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by us or Aon Delaware to such agents, will be set forth in an applicable prospectus supplement. Unless otherwise indicated in an applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

        We or Aon Delaware may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement or supplements relate from us at the public offering price set forth in an applicable prospectus supplement plus, if applicable, accrued interest, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Those contracts will be subject only to those conditions set forth in an applicable prospectus supplement, and an applicable prospectus supplement will set forth the commission payable for solicitation of those contracts.

        Agents, dealers, underwriters and remarketing firms may be entitled, under agreements entered into with us, Aon Delaware or both, to indemnification by us, Aon Delaware or both against certain civil liabilities, including liabilities under the Securities Act, or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of business.

        Unless otherwise indicated in an applicable prospectus supplement, all securities offered by this prospectus, other than our Class A Ordinary Shares, which are listed on the New York Stock Exchange, will be new issues with no established trading market. We or Aon Delaware, as applicable, may elect to list any of the securities on one or more exchanges, but unless otherwise specified in an applicable prospectus supplement, neither we nor Aon Delaware shall be obligated to do so. In addition, underwriters will not be obligated to make a market in any securities. No assurance can be given regarding the activity of trading in, or liquidity of, any securities.

        Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying securities so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

VALIDITY OF SECURITIES

        Sidley Austin LLP will be requested to advise us with respect to the validity under New York law of any securities that may be offered pursuant to this prospectus and one or more applicable prospectus supplements. Freshfields Bruckhaus Deringer LLP will be requested to advise us with respect to the validity under English law of any securities that may be offered pursuant to this prospectus and one or more applicable prospectus supplements.

EXPERTS

        The consolidated financial statements of Aon Corporation, as predecessor to Aon plc, incorporated by reference in Aon's Annual Report (Form 10-K) for the year ended December 31, 2011, and the effectiveness of Aon Corporation's internal control over financial reporting as of December 31, 2011 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

$250,000,000

Aon plc
4.45% Senior Notes due 2043
With a full and unconditional guarantee as to payment of
principal and interest by Aon Corporation

PROSPECTUS SUPPLEMENT

Morgan Stanley
Goldman, Sachs & Co.

Aon Benfield Securities, Inc.
BofA Merrill Lynch
Barclays
Deutsche Bank Securities
J.P. Morgan
UBS Investment Bank
Loop Capital Markets
The Williams Capital Group, L.P.

May 21, 2013